Exhibit 10.1

COLLABORATION

AND

LICENSE AGREEMENT

by and between

amgen inc.

and

CYTOMX THERAPEUTICS, INC.

Dated as of September 29, 2017

EXECUTION VERSION

COLLABORATION

AND

LICENSE AGREEMENT

by and between

amgen inc.

and

CYTOMX THERAPEUTICS, INC.

Dated as of September 29, 2017

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (“Agreement”) is entered into as of September 29, 2017 (the “Effective Date”) by and between Amgen Inc., a Delaware corporation having an address at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”) and CytomX Therapeutics, Inc., a Delaware corporation having an address at 151 Oyster Point Blvd., Suite 400, South San Francisco, California 94080 (“CytomX”).  Amgen and CytomX are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Amgen has research, development, manufacturing and commercialization expertise for the development and commercialization of pharmaceutical and biologics products in the field of oncology;

WHEREAS, CytomX has technology and expertise relating to the discovery and development of recombinant antibodies directed to certain targets using its Probody™ platform technology and drug discovery capabilities;

WHEREAS, Amgen and CytomX desire to collaborate in the performance of preclinical and clinical development programs for the purposes of discovery and development of certain bi-specific recombinant antibody products that are directed against specified targets and suitable for development and commercialization, subject to the terms and conditions of this Agreement;

WHEREAS, concurrently herewith, the Parties are entering into a sublicense agreement (the “UCSB Sublicense Agreement”) under CytomX’s interest and rights in, to and under certain additional patent rights that are licensed to CytomX pursuant to the UCSB Agreement, to discover and develop such bi-specific recombinant antibody products; and

WHEREAS, concurrently herewith, the Parties are entering into a Share Purchase Agreement dated as of the Effective Date (“Share Purchase Agreement”) pursuant to which Amgen agrees to purchase from CytomX, and CytomX agrees to sell to Amgen, the CytomX Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1.  DEFINITIONS

All references to particular Exhibits, Articles or Sections mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits and Appendices hereto, the following words and phrases have the following meanings:

Section 1.1   “Abandoned Patent Right” has the meaning set forth in Section 8.2.3.

Section 1.2   “Additional Amgen Target” has the meaning set forth in Section 4.4.1.

Section 1.3   “Additional Amgen Product” means a Bi-Specific Product that is directed against both an Additional Amgen Target and [***] and that has a Format selected for such Bi-Specific Product in the course of activities conducted pursuant to the Preclinical Development Plan.

Section 1.4   “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person, for as long as such control exists. For purposes of this Section, “control” means the direct or indirect ownership of more than fifty percent (50%) of the voting or economic interest of a Person, or the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Person. For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights, including license and sublicense rights, under this Agreement by reason of being an Affiliate of such Party.

Section 1.5   “Agreement” has the meaning set forth in the Preamble.

Section 1.6   “Alliance Manager” has the meaning set forth in Section 2.1.2.

Section 1.7   “Amgen” has the meaning set forth in the Preamble.

Section 1.8   “Amgen Acquiree” has the meaning set forth in Section 14.9.

Section 1.9   “Amgen Acquisition” has the meaning set forth in Section 14.9.

Section 1.10   “Amgen Expansion Option” has the meaning set forth in Section 4.4.1.

Section 1.11   “Amgen Indemnified Parties” has the meaning set forth in Section 10.1.1.

Section 1.12   “Amgen IP” means (a) Amgen Patents and Amgen’s interest in the Collaboration Patents and (b) Amgen Licensed Know-How and Amgen’s interest in the Collaboration Know-How.

Section 1.13   “Amgen Licensed Know-How” means all Know-How that both (a) is Controlled by Amgen or its Affiliates (subject to Section 14.9) and (b)(i) was actually used by Amgen or its Affiliates in its research and development of the Products prior to the Effective Date or (ii) is actually used by Amgen or its Affiliates in the research and development of the Products on or after the Effective Date or is otherwise necessary or reasonably useful for the Exploitation of Products, and in each case ((b)(i) and (b)(ii)) is reasonably useful for the conduct by CytomX of Pre-Clinical Development Plan activities or the Exploitation of CytomX Products or EGFR Products by CytomX to the extent provided for in this Agreement.

Section 1.14   “Amgen Patents” means (a) the Patent Rights listed on Exhibit A and (b) any other Patent Rights Controlled by Amgen or its Affiliates that Cover Inventions necessary or reasonably useful for the conduct by CytomX of Pre-Clinical Development Plan activities or the Exploitation of CytomX Products or EGFR Products to the extent provided for in this Agreement.

Section 1.15   “Amgen Product” means a Bi-Specific Product that is directed against both an Amgen Target and [***] and that has a Format selected in the course of conducting activities under the Preclinical Development Plan for the Amgen Target.

Section 1.16   “Amgen Target” means [***].

Section 1.17   “Antibody” means a molecule comprising or containing: (a) one or more immunoglobulin variable domains; (b) fragments, variants, modifications or derivatives of such immunoglobulin variable domains irrespective of origin or source; or (c) the nucleic acid consisting of a sequence of nucleotides encoding (or complementary to a nucleic acid encoding) the foregoing molecules in (a) or (b).

Section 1.18   “Anti-Bribery and Anti-Corruption Laws” has the meaning set forth in Section 9.4(c)(i)(a).

Section 1.19   “Anti-Corruption Policies” has the meaning set forth in Section 9.4(c)(i)(a).

Section 1.20   “Audited Party” has the meaning set forth in Section 7.9.

Section 1.21   “Available” means, with respect to a Bi-Specific Product directed against a proposed Additional Amgen Target, that (a) [***], or a [***] with respect to such [***], (b) [***] has not [***], (c) [***] and [***], (d) [***] is not [***], including, without limitations, [***] with respect to (i) [***] and [***] or (ii) an [***] and [***] or (e) that [***] is not otherwise [***] and [***].

Section 1.22   “Background IP” means Background Patent Rights and Background Know-How

Section 1.23   “Background Know-How” means Know-How (a) Controlled by a Party prior to the Effective Date or (b) Controlled by such Party during the Term, but not generated in the performance of the activities contemplated under this Agreement.

Section 1.24   “Background Patent Rights” means Patent Rights (a) Controlled by a Party prior to the Effective Date or (b) Controlled by such Party during the Term, but not generated in the performance of the activities contemplated under this Agreement.

Section 1.25   “Bi-Specific Product” means a pharmaceutical or biologic product containing a compound or molecule that is directed against at least two Targets, one of which Targets is [***].

Section 1.26   “BLA” means (a) a Biologics License Application as defined in the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto), or (b) any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (“MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

Section 1.27   “Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided, however, that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.

Section 1.28   “Calendar Year” means each of the twelve (12) month periods ending December 31; provided, however, that: (a) the first Calendar Year of the Term shall extend from the Effective Date to the end of the first complete Calendar Year thereafter; and (b) the last Calendar Year shall extend from the beginning of the Calendar Year in which this Agreement expires or terminates until the effective date of such expiration or termination.

Section 1.29   “[***]” means [***] is also known as [***] and has been designated as NCBI genomic reference sequence [***].

Section 1.30   “[***]” means the [***] comprised in whole or in part of [***].

Section 1.31   “Centralized Approval Procedure” means the procedure through which a MAA filed with the EMA results in a single marketing authorization valid throughout the European Union.

Section 1.32   “Change of Control” means (a) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of CytomX’s assets (including intellectual property), (b) the consummation of the merger or consolidation of CytomX with or into another entity (except a merger or consolidation in which the holders of capital stock of CytomX immediately prior to such merger or consolidation continue to hold more than 50% of the voting power of the capital stock of CytomX or the surviving or acquiring entity), (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of CytomX’s securities), of CytomX’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of CytomX (or the surviving or acquiring entity), or (d) a liquidation, dissolution or winding up of CytomX, except where such liquidation, dissolution or winding up of CytomX is related to or preceded by a transfer, license or other disposition of assets contemplated by (a) above to an Affiliate of CytomX as part of an internal restructuring, and in any event that would not have the effect of diminishing Amgen’s rights under this Agreement.

Section 1.33   “Collaboration EGFR Budget” means the budget to be established by the JSC in accordance with Section 2.1.3 for activities to be conducted under the Preclinical Development Plan and the EGFR Initial Development Plan with respect to EGFR Products to be performed by CytomX and Amgen.  The Collaboration EGFR Budget shall be included as part of the Preclinical Development Plan and the EGFR Initial Development Plan for the EGFR Target and approved by the JSC on annual basis, in accordance with Section 2.1.3.

Section 1.34   “Collaboration IP” means Collaboration Know-How and Collaboration Patents.

Section 1.35   “Collaboration Know-How” means any and all Know-How that is both (a) Controlled by a Party (or by the Parties jointly) and (b) generated in the performance of the activities contemplated under this Agreement.  Collaboration Know-How excludes Amgen Licensed Know-How, CytomX Licensed Know-How and CytomX Platform Know-How.

Section 1.36   “Collaboration Patents” means Patent Rights Controlled by a Party (or by the Parties jointly) that Cover an Invention within Collaboration Know-How.  Collaboration Patents include Collaboration Product Patents and Collaboration Platform Patents.

Section 1.37   “Collaboration Platform Patents” means Collaboration Patents that solely Cover an Invention within CytomX Platform Know-How.

Section 1.38   “Collaboration Product Patents” means Collaboration Patents that solely Cover composition of matter or method of manufacture or method of use of a Product (i.e., an Amgen Product, a CytomX Product or an EGFR Product).

Section 1.39   “Collaboration Target” means each combination of an Amgen Target, the CytomX Target and the EGFR Target, on the one hand, and [***], on the other hand.

Section 1.40   “Combination Product” has the meaning set forth in Section 1.120.

Section 1.41   “Commercially Reasonable Efforts” means, with respect to a Party (directly or through Affiliates or Sublicensees) performing activities under this Agreement, those efforts and resources [***] with those efforts [***] the [***] of [***] in connection with the [***] or [***] of [***] of [***] at a [***] of [***] or [***] in its [***], taking into account [***] or other [***] of the [***] and [***] of the [***], and other [***] such as the [***] of the [***], and other [***].  It is anticipated that [***] of the [***] of the [***], with respect to an obligation under this Agreement, that a [***] and in [***]: (a) set and seek to [***] for [***] and (b) [***] make and [***] and [***] to [***] with respect to [***], all taking into account the [***] to [***].

Section 1.42   “Competing Product” means any product that is or contains an Antibody that is directed against the same Collaboration Target as a given Product.

Section 1.43   “Confidential Disclosure Agreement” means, collectively (a) that certain Confidential Disclosure Agreement entered into between the Parties as of [***], (b) that certain Confidential Disclosure Agreement entered into between the Parties as of [***] and (c) that certain Confidential Disclosure Agreement entered into between the Parties as of [***].

Section 1.44   “Confidential Information” has the meaning set forth in Section 12.1.1.

Section 1.45   “Control” or “Controlled” means, with respect to any Know-How, Patent Right, or other intellectual property right, the possession (whether by ownership or license) by a Party or its Affiliate of the ability to grant to the other Party a license or access as provided herein to such Know-How, Patent Right, or other intellectual property right, without violating the terms of any agreement or other arrangement of such Party with any Third Party, or such Party being obligated to pay any royalties or other consideration therefor, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access; provided, however, if (a) a Party or its Affiliate would Control any Know-How, Patent Right, or other intellectual property right but for an obligation to pay royalties or other consideration in connection with a grant to the other Party of such Know-How, Patent Right, or other intellectual property right and (b) the other Party agrees in writing to reimburse the first Party for all such royalties or other consideration, provided that the other Party may offset such amounts paid to the first Party as set forth in Section 7.5.5, then such Know-How, Patent Right, or other intellectual property right shall be deemed Controlled by the first Party or such Affiliate.  For clarity, nothing in this Section 1.45 obligates a Party to obtain rights under the Know-How, Patent Rights, or other intellectual property rights of any Third Party in order to be able to grant the other Party a license or access as provided herein.

Section 1.46   “Cover” means (a) with respect to Know-How, that the Exploitation of a given molecule, product, or item would require the use of such Know-How and (b) with respect to a Patent Right, that the Exploitation of a given molecule, product, or item would infringe an issued and unexpired claim of such Patent Right (in the absence of ownership of, or a license under, such Patent Right).  Cognates of the word “Cover” have correlative meanings.

Section 1.47   “Criteria” shall mean (a) the criteria to be met [***] and (b) the criteria to be met [***].

Section 1.48   “Critical Matter” means a matter that could [***] with respect to the [***], including the following: (a) the [***] only if [***] does not [***]; (b) the [***] that is [***] or [***] or [***]; (c) the [***] if the [***] in the [***]; and (d) [***] with respect to [***].

Section 1.49   “CytomX” has the meaning set forth in the Preamble.

Section 1.50   “CytomX Acquiree” has the meaning set forth in Section 14.10.

Section 1.51   “CytomX Acquisition” has the meaning set forth in Section 14.10.

Section 1.52   “CytomX Common Stock” means a number of shares of the common stock of CytomX having a total value of Twenty Million Dollars ($20,000,000), which shall be issued to Amgen pursuant to pursuant to Section 2.1 of the Share Purchase Agreement.

Section 1.53   “CytomX IP” means (a) CytomX Patents and CytomX’s interest in the Collaboration Patents and (b) CytomX Licensed Know-How and CytomX’s interest in Collaboration Know-How.

Section 1.54   “CytomX Indemnified Parties” has the meaning set forth in Section 10.1.2.

Section 1.55   “CytomX Licensed Know-How” means all Know-How that both (a) is Controlled by CytomX or its Affiliates and (b) (i) was actually used by CytomX or its Affiliates in its research and development of the Products prior to the Effective Date, (ii) is actually used by CytomX or its Affiliates in its research and development of the Products on or after the Effective Date, or (iii) relates to the CytomX Platform Technology and in each case ((i) through (iii)) is reasonably useful for the conduct by Amgen of Preclinical Development Plan activities or the Exploitation of an Amgen Product or an EGFR Product.  For clarity, CytomX Licensed Know-How includes any intellectual property rights under any Patent Rights Controlled by CytomX to the extent that the foregoing remain Know-How and are not included in CytomX Patents.  Notwithstanding the foregoing, CytomX Licensed Know-How shall exclude any Tools.  For clarity, CytomX Licensed Know-How includes all CytomX Platform Know-How that fall within the foregoing description.

Section 1.56   “CytomX Patents” means (a) the Patent Rights listed on Exhibit B-1 and (b) any other Patent Rights Controlled by CytomX or its Affiliates that Cover the CytomX Platform Technology or Inventions invented solely by or on behalf of CytomX or its Affiliates in the performance of activities contemplated by this Agreement, in each case that are necessary or reasonably useful for the conduct by Amgen of the Preclinical Development Plan activities or the Exploitation of Amgen Products or EGFR Products. CytomX Patents shall exclude: (i) any Tools and (ii) Patent Rights licensed to CytomX under the UCSB Agreement. For clarity, CytomX Patents includes all CytomX Platform Patents that fall within the foregoing description.

Section 1.57   “CytomX Platform Know-How” means all Know-How designed, discovered, generated, invented or conceived by or on behalf of CytomX or its Affiliates in the performance of the activities contemplated under this Agreement and that is exclusively related to the CytomX Platform Technology; provided that CytomX Platform Know-How shall not include any Tools.

Section 1.58   “CytomX Platform Patents” means all Patent Rights that Cover an Invention within CytomX Platform Know-How and that are exclusively related to the CytomX Platform Technology; provided that CytomX Platform Patents shall not include any Tools.

Section 1.59   “CytomX Platform Technology” means CytomX’s proprietary Probody platform technology, including methods of making and using Probodies by affixing a Mask to an Antibody with a Substrate that is cleaved by an enzyme or condition preferentially expressed or present in a tumor environment or diseased tissue, and including the composition of Masks and Substrates used in such Probodies, and also including Formats provided or developed by CytomX.

Section 1.60   “CytomX Product” means a Bi-Specific Product that is directed against both the CytomX Target and [***] and that has a Format selected in the course of conducting activities under the Preclinical Development Plan for the CytomX Target.

Section 1.61   “CytomX Target” means either (a) [***] or (b) [***].

Section 1.62   “Defending Party” has the meaning set forth in Section 8.4.

Section 1.63   “Derivatives” has the meaning set forth in Section 8.1.3.

Section 1.64   “directed against” means, as used in connection with a Target, that the product or agent at issue is designed to interact or bind with such Target as its primary mechanism of action.

Section 1.65   “Disclosing Party” has the meaning set forth in Section 12.1.1.

Section 1.66   “Effective Date” has the meaning set forth in the Preamble.

Section 1.67   “EGFR” means the Epidermal Growth Factor Receptor, a human transmembrane protein that is a receptor for members of the epidermal growth factor family (EGF family) of extracellular protein ligands.  EGFR is also known as ERBB, ERBB1, and HER1 and has been designated as NCBI Reference Sequence NG_007726.3.

Section 1.68   “EGFR Co-Development Option” has the meaning set forth in Section 4.5.

Section 1.69   “EGFR Co-Development Option Period” has the meaning set forth in Section 4.5.

Section 1.70   “EGFR Cohort Expansion Study” means the expansion of a dose cohort in the EGFR Dose Escalation Study after a recommended dose has been established in the EGFR Dose Escalation Study, as set forth in the EGFR Initial Development Plan.

Section 1.71   “EGFR Cohort Expansion Study Completion” means the earlier of (i) the [***] and (ii) the date that is [***] prior to the [***].

Section 1.72   “EGFR Dose Escalation Study” means a first-in-human Phase 1 Clinical Trial that establishes the safety, tolerability, and pharmacokinetics/pharmacodynamics of an EGFR Product through a dose-escalation plan that will identify the recommended dose for the EGFR Cohort Expansion Study as set forth in the EGFR Initial Development Plan.

Section 1.73   “EGFR Global Development Plan” has the meaning set forth in Section 6.1.3(b).

Section 1.74   “EGFR Initial Development Plan” means the comprehensive plan, overall strategy and timelines, and any updates thereto, for the conduct of the EGFR Dose Escalation Study and the EGFR Cohort Expansion Study, including all supplies of Product and other materials necessary for such studies, as mutually agreed by the Parties.  The EGFR Initial Development Plan shall include, but not be limited to, a reasonably detailed description of the schedule of all such activities and the responsibility therefor as well as the Criteria [***].  The JSC shall prepare and approve the EGFR Initial Development Plan on a timeframe that is mutually agreed by the Parties, but in no event [***], and in any event consistent with the initial EGFR Initial Development Plan set forth on Exhibit C-1.  As the circumstances may require, the JSC may propose from time to time amendments to the EGFR Initial Development Plan.

Section 1.75   “EGFR Initial Development Term” means, subject to the early termination of this Agreement, the period from the end of the Preclinical Development Term until completion of the activities contemplated by the EGFR Initial Development Plan.

Section 1.76   “EGFR Poster” has the meaning set forth in Section 12.3.

Section 1.77   “EGFR Product” means a Bi-Specific Product that is directed against both the EGFR Target and [***] and that has a Format selected in the course of conducting activities under the Preclinical Development Plan for the EGFR Target.

Section 1.78   “EGFR Reverted Products” has the meaning set forth in Section 13.5(e).

Section 1.79   “EGFR Target” means the EGFR receptor

Section 1.80   “EGFR Termination” has the meaning set forth in Section 13.5.

Section 1.81   “EMA” means the European Medicines Agency or any successor entity thereto.

Section 1.82   “Enforcing Party” has the meaning set forth in Section 8.7.4.

Section 1.83   “EU” or “European Union” means those countries, nations, states or other territories under the jurisdiction of the EMA, as such jurisdiction may change from time to time.

Section 1.84   “Executive Officers” means (a) with respect to CytomX, [***], or any other person that such officer designates from time to time, and (b) with respect to Amgen, [***], or any other person that such officer designates from time to time.

Section 1.85   “Exploit” means to research, develop, make, have made, use, offer for sale, sell, have sold, import, export, or otherwise exploit, or transfer possession of or title in.  Cognates of the word “Exploit” shall have correlative meanings.

Section 1.86   “FDA” means the United States Food and Drug Administration or any successor entity thereto.

Section 1.87   “Final Report” means a written report setting forth the results of the activities undertaken according to the Preclinical Development Plan by CytomX or its Affiliates during the Preclinical Development Term.

Section 1.88   “First Commercial Sale” means, with respect to any Product in any country, the first sale for end use or consumption of such Product in such country after Marketing Approval has been granted in such country.

Section 1.89   “First EGFR Product IND” has the meaning set forth in Section 5.2.

Section 1.90   “[***]” means [***].  It is also known as [***] and has been designated as NCBI genomic reference sequence [***].

Section 1.91   “Format” means the [***] selected to [***] of such [***] to [***] to the [***] while taking into account [***].  For example, without limiting the foregoing, [***] or a [***].  A Format for purposes of [***] may be selected by a Party [***] that a Party [***] or [***], or that are [***] in the course of activities conducted pursuant to the Pre-Clinical Development Plan.

Section 1.92   “GAAP” means the then current generally accepted accounting principles in the United States as established by the Financial Accounting Standards Board or any successor entity or other entity generally recognized as having the right to establish such principles in the United States, in each case consistently applied.

Section 1.93   “Gatekeeper” means an independent Third Party mutually agreeable to the Parties to be engaged by CytomX promptly, but in no case later than [***], following the Effective Date for the purpose of confirming whether a nominated Additional Amgen Target is Available, on terms acceptable to both Parties, including provisions relating to confidentiality.

Section 1.94   “GLP Toxicology Studies” means all toxicology studies that meet the requirements set forth in 21 CFR Part 58 pertaining to good laboratory practice for use or intended for use in an IND and are required to be included in the filing of an IND, but excluding toxicology studies performed in the course of evaluating compounds prior to selection of a development candidate.

Section 1.95   “GMP” or “Good Manufacturing Practices” means the then-current Good Manufacturing Practices required by the FDA, as set forth in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials promulgated by other Regulatory Authorities, as they may be updated from time to time.

Section 1.96   “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

Section 1.97   “Improvement” means an advancement, modification, development or improvement.

Section 1.98   “IND” means, with respect to the United States, an investigational new drug application as defined in applicable regulations promulgated by the FDA and filed with the FDA for human clinical testing.

Section 1.99   “Indemnitee” has the meaning set forth in Section 10.1.3.

Section 1.100   “Indemnitor” has the meaning set forth in Section 10.1.3.

Section 1.101   “Indirect Taxes” has the meaning set forth in Section 7.11.2.

Section 1.102   “Initiation” means, with respect to a clinical trial, the first dosing in the first patient in such clinical trial.  Cognates of the word “Initiation” have correlative meanings.

Section 1.103   “Inventions” means all inventions invented by or on behalf of either Party or its respective Affiliates or both Parties or their respective Affiliates, whether solely or jointly with any Third Party subcontractor, in the course of activities performed under this Agreement.

Section 1.104   “Issuing Party” has the meaning set forth in Section 12.2.2.

Section 1.105   “Joint Development Committee” or “JDC” has the meaning set forth in Section 2.1.3(d).

Section 1.106   “Joint Research Committee” or “JRC” has the meaning set forth in Section 2.1.3(d).

Section 1.107   “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1.1.

Section 1.108   “Know-How” means proprietary techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological, toxicological and clinical data and results), analytical and quality control data and results, regulatory documents, and other information, compositions of matter, cells, cell lines, assays, animal models, reagents and other physical, biological, or chemical material.

Section 1.109   “Law” means, individually and collectively, any and all laws, ordinances, rules, directives, administrative circulars and regulations of any kind whatsoever of any Governmental Authority within the applicable jurisdiction.

Section 1.110   “Licensed Field” means any and all uses.

Section 1.111   “Losses” has the meaning set forth in Section 10.1.1.

Section 1.112   “MAA” has the meaning set forth in Section 1.26.

Section 1.113   “Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authority in a country, necessary for the manufacture, use, storage, import, marketing and sale (including with respect to pricing and reimbursement) of a Product in such country.

Section 1.114   “Mask” means a peptide linked to an Antibody, wherein such peptide is capable of inhibiting the specific binding of the Antibody to its target.

Section 1.115   “Mask/Substrate Activities” has the meaning set forth in Section 4.1.4.

Section 1.116   “Material Anti-Corruption Law Violation” means a violation of any Anti-Bribery and Anti-Corruption Laws relating to the subject matter of this Agreement which would, if it were publicly known, in the reasonable view of a Party, have a material adverse effect on it or its reputation because of its relationship with the other Party.

Section 1.117   “[***]” means [***], a [***] that is [***].  It has been designated as NCBI genomic reference sequence [***].

Section 1.118   “Milestone Events” has the meaning set forth in Section 7.4.1.

Section 1.119   “Milestone Payments” has the meaning set forth in Section 7.4.1.

Section 1.120   “Net Sales” means, with respect to a certain time period and Product, the gross invoiced sales prices charged for a Product (after Marketing Approval of such Product) sold by or for the Paying Party, its Affiliates and Sublicensees (the “Selling Party”) in arm’s length transactions to Third Parties (but not including sales relating to transactions between the Paying Party, its Affiliates, and/or their respective Sublicensees and agents) during such time period, less the total of the following charges or expenses, as determined in accordance with GAAP, consistently applied across all products sold by the Paying Party:

a.Trade, cash, prompt payment and/or quantity discounts, including promotional, service or similar discounts;

b.Returns, allowances, rebates, chargebacks, other allowances, or payments to government agencies, including any amounts that are imposed or are due under Section 9008 of the U.S. Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and are reasonably allocable to such Product;

c.Retroactive price reductions applicable to sales of such Product;

d.Fees paid to distributors, selling agents (excluding any sales representatives of a Selling Party), group purchasing organizations and managed care entities;

e.Credits or allowances for product replacement, whether cash or trade;

f.Non-recoverable sales taxes, excise taxes, tariffs and duties (excluding taxes when assessed on income derived from sales); and

g.[***] of gross sales to cover items such as bad debt, freight or other transportation charges, insurance charges, additional special packaging, and other governmental charges.

Any disposal of Products for, or use of Products in, clinical or pre-clinical trials, given as free samples, or distributed at no charge to indigent patients shall not be included in Net Sales.

Upon any sale or other disposal of a Product that should be included within Net Sales for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, then for purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such Product in the country in which such sale or other disposal occurred when such Product is sold alone and not with other products.  In the event no sales price is available for the Product alone in such country during the applicable reporting period, then such Product shall be deemed to be sold exclusively for money at the arithmetic mean sales price during the applicable reporting period generally achieved for such Product in all countries in which such sale or other disposal occurred when such Product is sold alone and not with other products (provided, however, that if such Product is not sold alone in any country, then the Selling Party shall calculate in good faith a hypothetical market price for the Product, allocating the same proportion of costs, overhead and profit as are then allocated to all similar substances then being made and marketed by the Selling Party and having an ascertainable market price; provided, however, that if the non-Selling Party in good faith disputes Amgen’s calculation, the Parties shall submit the matter promptly to the Parties’ Executive Officers).

If a Product either (1) is sold in the form of a combination product containing both a Product and one or more active pharmaceutical or therapeutic ingredient(s) as separate molecular entity(ies) that are not a Product; or (2) is sold in a form that is any combination of a Product and another pharmaceutical or therapeutic product that contains at least one other active pharmaceutical or therapeutic ingredient that is not a Product, where such products are not formulated together but are sold together (e.g., bundled) as a single product and invoiced as one product (in either case ((1) or (2)), a “Combination Product”), then the Net Sales of such Product for the purpose of calculating payments owed under this Agreement for sales of such Product, shall be determined as follows: first, Selling Party shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of such Product, if sold separately, and B is the total invoice price of the other active pharmaceutical or therapeutic ingredient(s) in such Combination Product if sold separately.  If any other active pharmaceutical or therapeutic ingredient in such Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of such Product if sold separately and C is the invoice price of such Combination Product.  If neither such Product nor any other active pharmaceutical ingredient in such Combination Product is sold separately, then the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Product in such Combination Product to the total fair market value of such Combination Product. Notwithstanding the foregoing, Net Sales shall not include amounts received (whether actually existing or deemed to exist for purposes of calculation) for Products not packaged for commercial use or distributed for use in clinical trials.

Section 1.121   “Non-Publishing Party” has the meaning set forth in Section 12.3.

Section 1.122   “Party” and “Parties” has the meaning set forth in the Preamble.

Section 1.123   “Patent Rights” means (a) all patents, priority patent filings and patent applications, and (b) any divisional, continuation (in whole or in part), or request for continued examination of any of such patents, and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reviews, reexaminations, extensions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.

Section 1.124   “Paying Party” means, in the case of an Amgen Product or an EGFR Product, Amgen, and, in the case of a CytomX Product, CytomX.

Section 1.125   “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

Section 1.126   “Pharmacovigilance Agreement” has the meaning set forth in Section 5.4.

Section 1.127   “Phase 1 Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity or pharmacokinetics in healthy individuals or patients, and which may include expansion to estimate activity in a specific patient cohort, or similar clinical study prescribed by the Regulatory Authorities, and that satisfies the requirements of 21 C.F.R. § 312.21(a) or its non-U.S. equivalents.  For clarity, a clinical trial that is commonly referred to as a “Phase 1b” clinical trial (including the EGFR Cohort Expansion Study) shall be considered a Phase 1 Clinical Trial.

Section 1.128   “Phase 2 Clinical Trial” means a human clinical trial of a Product (whether a standalone trial or a stage of a “Phase 2/3” clinical trial described in the protocol as the “Phase 2 portion”) the principal purpose of which is (a) (1) to evaluate the clinical efficacy, safety, pharmacodynamics or biological activity of such Product in the target patient population as its primary endpoint or (2) determine anti-cancer activity in the applicable tumor type as its primary endpoint (as described in the protocol), in each case of clause (1) and (2), and is prospectively designed to generate sufficient data that may permit commencement of a Phase 3 Clinical Trial, and (b) that satisfies the requirements of 21 C.F.R. § 312.21(b) or its non-U.S. equivalents.  For clarity, a clinical trial that is commonly referred to as a “Phase 1b” clinical trial (including the EGFR Cohort Expansion Study) shall not be considered a Phase 2 Clinical Trial.

Section 1.129   “Phase 3 Clinical Trial” means a human clinical trial of a Product (whether a standalone trial or a stage of a “Phase 2/3” clinical trial described in the protocol as the “Phase 3 portion”): (a) (1) with a defined dose or a set of defined doses of such Product designed to establish statistically significant efficacy and safety of such Product for the purpose of enabling the preparation and submission of a BLA to the competent Regulatory Authorities in a country of the Territory, or (2) where the results of such clinical trial are intended (if successful) to be used to establish both safety and efficacy of such Product in patients which are the subject of such trial and serve as the basis for initial or supplemental Marketing Approval of such Product, and (b) that satisfies the requirements of 21 CFR § 312.21(c) or its non-U.S. equivalents.

Section 1.130   “Preclinical Development” means, with respect to a particular Program, any research, preclinical and process development activities relating to a Program (including GLP Toxicology Studies, non-GLP toxicology studies, GMP manufacturing and non-GMP manufacturing), as set forth in the Preclinical Development Plan and up to and including the filing of an IND for a Product within such Program.

Section 1.131   “Preclinical Development Plan” means, the comprehensive plan, overall strategy and timelines, and any updates thereto, for the Preclinical Development of Products directed against the applicable Collaboration Target for a Program, including a description of the Preclinical Development activities; expected timelines; preclinical, manufacturing, regulatory, as well as product risk assessment planned activities; the Format for such Products; and issuance of the Final Report by CytomX to Amgen.  The Preclinical Development Plan shall include, but not be limited to, a reasonably detailed description of the schedule of work activity and the responsibility therefor. As the circumstances may require, the JSC may propose from time to time amendments to the Preclinical Development Plan.  For each Collaboration Target, the initial Preclinical Development Plan is as set forth on Exhibit C-2.

Section 1.132   “Preclinical Development Term” means, on a Program-by-Program basis, subject to the early termination of this Agreement, the period from the Effective Date until completion of the activities contemplated by the Preclinical Development Plan for such Program.

Section 1.133   “Probody” means an Antibody linked to a Substrate and a Mask that is derived from, based on or incorporates CytomX Platform Technology.

Section 1.134   “Product” means each of the Amgen Products, CytomX Products and EGFR Products, as well as any Additional Amgen Products.

Section 1.135   “Program” means on a Collaboration Target-by-Collaboration Target basis, any and all preclinical development, clinical development, manufacturing and commercialization activities with respect to the Products directed against such Collaboration Target.

Section 1.136   “Public Official or Entity” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party or any official of a political party.

Section 1.137   “Publishing Party” has the meaning set forth in Section 12.3.

Section 1.138   “Receiving Party” has the meaning set forth in Section 12.1.1.

Section 1.139   “Regulatory Authority” means any Governmental Authority or other authority responsible for granting Marketing Approvals for Products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

Section 1.140   “Regulatory Exclusivity” means, with respect to a Product, any exclusive marketing rights or data exclusivity rights conferred by the applicable Regulatory Authority with respect to such Product, other than a Patent Right.

Section 1.141   “Regulatory Filing” means any filing with any Governmental Authority with respect to the research, development, manufacture, distribution, pricing, reimbursement, marketing or sale of a Product.

Section 1.142   “Release” has the meaning set forth in Section 12.2.2.

Section 1.143   “Reviewing Party” has the meaning set forth in Section 12.2.2.

Section 1.144   “Royalty Term” has the meaning set forth in Section 7.5.2.

Section 1.145   “Safety Matter” means, with respect to the EGFR Target, a matter associated with the use of an EGFR Product that would [***].

Section 1.146   “Sale Transaction” has the meaning set forth in Section 14.8.

Section 1.147   “Selling Party” has the meaning set forth in Section 1.120.

Section 1.148   “Share Purchase Agreement” has the meaning set forth in the recitals.

Section 1.149   “[***]” means with respect to a given [***], a [***] in the [***] that in its [***] or [***], as reflected in such [***], at the [***] at the [***].

Section 1.150   “Sublicensee(s)” means a Third Party, other than a Third Party subcontractor, that has been granted a sublicense under the rights granted to a Party pursuant to Section 4.1, in accordance with Section 4.2.

Section 1.151   “Substrate” means a peptide linked to an Antibody and to a Mask, wherein such peptide is capable of being cleaved, reduced, photolyzed or otherwise separated.

Section 1.152   “Target” means an antigen expressed on or in a tumor cell.  The Collaboration Targets are Targets.

Section 1.153   “Termination Party” means (a) Amgen, in the case of termination by (i) Amgen pursuant to Section 13.3.2 or (ii) CytomX pursuant to Section 13.2.1, and (b) CytomX, in the case of termination by (i) CytomX pursuant to Section 13.2.2 or (ii) Amgen pursuant to Section 13.3.1.

Section 1.154   “Term” has the meaning set forth in Section 13.1.

Section 1.155   “Territory” means the entire world.

Section 1.156   “The Regents” has the meaning set forth in Section 1.163.

Section 1.157   “Third Party” means a Person other than (a) Amgen or any of its Affiliates and (b) CytomX or any of its Affiliates.

Section 1.158   “Third Party Acquirer” has the meaning set forth in Section 14.9.

Section 1.159   “Third Party Claim” has the meaning set forth in Section 10.1.1.

Section 1.160   “Tools” means any Patent Rights, Know-How, or other intellectual property right Covering methods, processes, materials and tools to the extent applicable to the discovery of Masks or Substrates, or assays of the activity relating to such discovery, including the cleavage of Substrates, thereof.  A list of all Patent Rights with respect to Tools is set forth on Exhibit B-2.

Section 1.161   “Third Party IP” has the meaning set forth in Section 7.5.5.

Section 1.162   “[***]” means with respect to a Product a [***]; provided, however, that [***] the same [***] of [***] another, [***] if [***] are required [***] or [***].  For example, (a) [***] is a [***] from [***], (b) [***] is a [***] from [***], and (c) [***] is a [***] from [***], all to the extent that each [***] a [***] to [***] after an [***] in such [***] is [***].  For the avoidance of doubt, the Parties agree that [***] of [***] for the [***] shall not be [***].

Section 1.163   “UCSB Agreement” means the Exclusive License Agreement, dated August 19, 2010, between The Regents of the University of California acting through its Santa Barbara campus (“The Regents”) and CytomX, as amended.

Section 1.164   “UCSB Sublicense Agreement” has the meaning set forth in the Recitals.

Section 1.165   “U.S.” means the United States of America and its territories and possessions.

Section 1.166   “Valid Claim” means a claim in an issued and unexpired Patent Right that has not been disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding; provided, however, that if a claim of a pending patent application within the Amgen Patents, CytomX Patents or Collaboration Patents shall not have issued within [***] years after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a Patent Right issues with such claim (from and after which time the same would be deemed a Valid Claim).

Article 2.  Research Collaboration

Section 2.1   Management.

2.1.1Overview. Within [***] days after the Effective Date, the Parties shall establish a cross-functional, joint steering committee (the “Joint Steering Committee” or the “JSC”) which shall manage the pre-clinical collaboration between the Parties.

2.1.2Alliance Managers.  Each of Amgen and CytomX shall appoint one representative who possesses a general understanding of development, regulatory, manufacturing and commercialization matters to act as its respective alliance manager(s) for this relationship (an “Alliance Manager”).  Each Party may replace its respective Alliance Manager at any time upon written notice to the other in accordance with this Agreement.  Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager.  Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC.  Consistent with the Preclinical Development Plan, each Alliance Manager will also be responsible for:

(a)	providing a primary single point of communication responsible for seeking consensus both within the respective Party’s organization and together regarding key strategy and plan issues;
(b)	ensuring awareness of the governance procedures and rules set forth herein and monitoring compliance therewith; and
(c)	identifying and raising disputes to the JSC for discussion in a timely manner.

The Alliance Managers shall have the right to attend all JSC and subcommittee meetings.  In accordance with Section 2.1.3(c), each Alliance Manager may bring any matter to the attention of the JSC that such Alliance Manager reasonably believes requires the attention of the JSC.  Within [***] days after the Effective Date, each Party shall appoint and notify the other Party in writing of the identity of such Party’s representative to act as its Alliance Manager under this Agreement.

2.1.3Joint Steering Committee.

(a)Composition.  The JSC shall be comprised of [***] named representatives [***] (or such other number as the Parties may agree in writing) in addition to each Party’s Alliance Manager who are members ex-officio.  The JSC will be led by [***].  Within [***] days after the Effective Date, each Party shall designate by written notice to the other Party its initial representatives on the JSC.  Each Party may replace one or more of its representatives, in its sole discretion, effective upon written notice to the other Party of such change. Each Party’s representatives on the JSC, and any replacement for any such representative, shall be bound by the obligations of confidentiality set forth in Article 12.

(b)Function and Powers of the JSC. The JSC shall, consistent with the terms and conditions set forth in this Agreement:

(i)	coordinate the Parties’ activities under this Agreement;
(ii)	define the Collaboration EGFR Budget as soon as practicable after the Effective Date for inclusion in the Preclinical Development Plan and EGFR Initial Development Plan;

(iii)

define each Program, and prepare and approve (x) the Preclinical Development Plan for the Programs and any amendments thereto and, with respect to EGFR Products, create the EGFR Initial Development Plan and Collaboration EGFR Budget, and update each on an annual basis or as otherwise agreed upon by the Parties and (y) the EGFR Global Development Plan, or any amendments thereto, and review progress against the goals in such plans;

(iv)

oversee the implementation of the Preclinical Development Plan, the EGFR Initial Development Plan and the EGFR Global Development Plan and review and serve as a forum for discussion of the results of the activities being carried out thereunder including, without limitation, the activities related to the Exploitation of each EGFR Product;

(v)	discuss the Formats for the Products;
(vi)	define and coordinate regulatory strategy for IND filing for the EGFR Product;
(vii)	establish subcommittees or teams, as appropriate, as described more fully in Section 2.1.3(d) below;
(viii)	direct and oversee any operating subcommittee or team;
(ix)	resolve disputed matters that may arise at the subcommittees or teams;
(x)	perform any and all tasks and responsibilities that are expressly attributed to the JSC under the Agreement; and
(xi)	discuss activities to support CytomX’s diligence efforts relating to the selection of the CytomX Target.

(c)Meetings.

(i)

The JSC shall meet at least [***] per Calendar Quarter or more or less often as otherwise agreed by the Parties, with the location of such meetings alternating between locations designated by Amgen and locations designated by CytomX.  The chairpersons of the JSC shall be responsible for calling meetings on reasonable prior notice.  Each Party shall use reasonable efforts to make all proposals for agenda items and to provide all appropriate information with respect to such proposed items reasonably in advance of the applicable meeting.  The Alliance Managers may suggest topics for the agenda for JSC meetings by forwarding such topics and relevant information to the JSC chairpersons.  The chairpersons of the JSC shall prepare and circulate for review and approval of the Parties minutes of each meeting.  The Parties shall agree on the minutes of each meeting as promptly as practicable following such meeting.

(ii)

Representatives of the Parties on the JSC may attend meetings by telephone, videoconference or in person; provided that each participant in any meeting held by telephone or videoconference can hear what is said by, and be heard by, all other participants.  At least [***] JSC meetings per [***] shall be held in person.  A quorum of the JSC shall exist whenever there is present at a meeting at least [***] appointed by each Party.

(iii)

As appropriate, and provided that not less than [***] days’ prior written notice has been given to the other Party, other employees of the Parties may attend JSC meetings as observers, as well as Third Parties; provided, however, that a Party shall not bring a Third Party to a meeting without the other Party’s prior consent; and provided further, however,  that each such Third Party (x) shall not vote or otherwise participate in the decision-making process of the JSC, and (y) shall be bound by obligations of confidentiality and non-disclosure, and obligations to assign inventions, consistent with those set forth in Article 8 and  Article 12.

(iv)

Each Party may also call for special meetings of the JSC with reasonable prior written notice to the other Party (it being agreed that at least [***] days shall constitute reasonable notice) to resolve particular matters requested by such Party and within the decision-making responsibility of the JSC.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

(d)Subcommittees.  The JSC may establish and disband such subcommittees as deemed necessary by the JSC, including a joint research committee (the “Joint Research Committee” or the “JRC”) and, if CytomX exercises the EGFR Co-Development Option pursuant to Section 4.5, a joint development committee or team with respect to the EGFR Products only (the “Joint Development Committee” or the “JDC”). Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article 12.  Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to the JSC.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.  Any matters arising within a subcommittee that are not resolved by members of such subcommittee shall be submitted to the JSC for resolution as set forth in Section 2.1.5.

2.1.4Cooperation.  Each Party shall provide the JSC such information as required under this Agreement or as otherwise reasonably requested by the other Party and reasonably available to such Party to enable the other Party to perform its obligations under this Agreement, in each case relating to the progress against the goals or performance of activities under the Preclinical Development Plan, or with respect to EGFR Products, the EGFR Initial Development Plan, the EGFR Global Development Plan and other agreed upon activities with respect to EGFR Products.

2.1.5Decisions.  Other than as set forth herein, in order to make any decision required of it hereunder, the JSC must have present (in person, by videoconference or telephonically) [***].  Decisions of the JSC shall [***], with each Party having [***].  If a dispute arises that cannot be resolved by a subcommittee, the Alliance Manager of either Party may cause such dispute to be referred to the JSC for resolution.  If the JSC [***] or a dispute arises that cannot be resolved within the JSC (whether the matter originated at the JSC or within a subcommittee), the JSC representatives of either Party may cause such dispute to be referred to the Executive Officers for resolution.  Such officers (or their designees) will in good faith seek to resolve the matter within [***] days after the matter has been referred to them, or within such longer time periods as the Parties may mutually agree upon.  In the event that [***] with respect to a decision after a meeting of the Executive Officers, then the decision will be made as follows:

(a)[***] shall decide matters with respect to [***] including, for clarity, [***];

(b)[***] shall decide matters with respect to [***]; and

(c)With respect to the [***]:

(i)	[***] shall decide matters with respect to [***] through the [***], other than [***], which shall be decided by [***]; and
(ii)

[***] shall decide matters arising with respect to [***] provided, however, that [***] shall not have the power to resolve any such matters in a manner that would [***] to [***] of [***] of the [***] in the [***] for [***] or to [***] or [***] with respect to [***].

2.1.6Exceptions.  Notwithstanding the foregoing, [***] in [***] its [***] to [***] pursuant to Section 2.1.5 shall have [***] to [***].

2.1.7Authority.  The JSC and any subcommittee shall have only the powers assigned expressly to it in this Article 2 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

2.1.8Discontinuation of JSC. The JSC shall continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the JSC or (b) the later of (i) completion by the Parties of all of the activities assigned to it under the Preclinical Development Plan or EGFR Initial Development Plan and (ii) the [***] of the filing of an IND for all Programs.  Notwithstanding the foregoing, if CytomX exercises the EGFR Co-Development Option, the JSC shall continue to exist until termination of this Agreement with respect to the EGFR Target.

Article 3.  Preclinical development activities

Section 3.1   Preclinical Development of Products.  Within [***] days of the Effective Date, each Party shall commence Preclinical Development activities assigned to it under the Preclinical Development Plan.  During the Preclinical Development Term, each Party shall use its Commercially Reasonable Efforts to conduct its Preclinical Development activities for the Products in accordance with the Preclinical Development Plan.  Except as set forth herein with respect to EGFR Target, [***] with respect to the [***] for the [***].  With respect to the EGFR Target, costs with respect to Preclinical Development shall be borne by the Parties in accordance with Section 7.3 and consistent with the Collaboration EGFR Budget.  Amgen shall reasonably cooperate with CytomX to enable CytomX to select the CytomX Target pursuant to Section 1.61, including, without limitation, by providing diligence information reasonably requested by CytomX.  The Preclinical Development Plan will, among other activities, provide for the Parties to conduct activities necessary to select the appropriate Format for each Product.

Section 3.2   Subcontracting.  Each Party may engage its Affiliates, or Third Party subcontractors (including contract research organizations and contract manufacturing organizations) to perform certain of its obligations under this Agreement; provided, however, that with respect to [***].  Any Third Party subcontractor to be engaged by a Party to perform such Party’s obligations set forth in this Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity.  The activities of any such Third Party subcontractors will be considered activities of such subcontracting Party under this Agreement.  The subcontracting Party will be responsible for ensuring compliance by any such Third Party subcontractors with the terms of this Agreement, as if such Third Party(ies) are such Party hereunder.  Each subcontracting Party will, and will contractually require that its Affiliates and subcontractors, if any, conduct the relevant Preclinical Development activities in accordance with such subcontracting Party’s commitments with respect to such Program.

Section 3.3   Data.  During the Preclinical Development Term, CytomX shall, at Amgen’s written request, promptly make available to Amgen all data generated under the Preclinical Development Plan by CytomX and its Affiliates or on their behalf, related to any and all Programs, as well as all data generated under the EGFR Initial Development Plan.  During the Preclinical Development Term, Amgen shall, at CytomX’s written request, promptly make available to CytomX all data generated under the Preclinical Development Plan by Amgen and its Affiliates or on their behalf, related to any and all Programs, as well as all data generated under the EGFR Initial Development Plan.  Additionally, each Party shall provide to the other Party all other data generated by such Party and its Affiliates or on their behalf related to any and all Programs, to the extent necessary for the other Party to provide any support expressly requested by such Party under this Agreement or as otherwise reasonably required for a Party to perform its obligations or exercise its rights under this Agreement.  With respect to the EGFR Program, a Party may provide such data to the other Party via the JSC.

Section 3.4   Exclusivity.

3.4.1During the Term, [***], itself or through its Affiliates, shall not [***] of [***] or [***], or [***] or [***] any [***] to [***] or [***] the [***] the [***] (a) [***] or (b) [***].  The foregoing restriction shall [***] on a [***] the [***] with respect to [***].

3.4.2During the period beginning on the [***] and [***] (or, [***] the [***] of [***] with respect to [***]), [***], itself or through its Affiliates, shall not [***] of [***] or [***], or [***] or any [***] to [***] or [***], the [***] the [***] the [***] of [***] that [***] the [***] and [***].

Section 3.5   Material Transfer.  To facilitate the Preclinical Development, either Party may provide to the other Party certain materials (including biological materials or chemical compounds), owned by or licensed to the supplying Party for use by the other Party in furtherance of Preclinical Development (such materials provided hereunder are referred to, collectively, as “Materials”).  Except as otherwise expressly provided under this Agreement, all such Materials delivered to the other Party shall remain the sole property of the supplying Party, shall be used only in furtherance of the exercise of rights or performance of obligations under this Agreement and in accordance with this Agreement and solely under the control of the other Party, shall not be used or delivered to or for the benefit of any Third Party, except for permitted subcontractors as set forth in Section 3.2, without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects or in animals intended for food use, in each case unless otherwise specifically contemplated hereunder), and will be used in compliance with all applicable Laws.  The provision of Materials to the receiving Party hereunder does not grant such Party any rights other than those specifically granted in this Agreement.  Delivery of the Materials shall be FCA (the supplying Party’s facilities) Incoterms 2010.  The receiving Party shall bear all responsibility for the shipped Materials thereafter, [***].  The receiving Party shall be responsible for any and all consents, approvals, authorizations or other permits necessary for the use, handling, transfer, and/or storage of the Materials.  The receiving Party shall: (a) receive the Materials; (b) promptly notify the supplying Party when the Materials have been received; and (c) forward to the supplying Party any applicable chain of custody forms, in-transport temperature record(s) and receipt verification documentation and such other documentation reasonably requested by the supplying Party.  The receiving Party shall be responsible for import clearance (including preparing any necessary documentation with respect thereto) and making entry of shipment.  The supplying Party shall provide the relevant shipping documentation, pro forma invoice and airway bill, together with such other documentation necessary for the use, handling, transfer, and/or storage of the Materials.  The Materials supplied under this Section 3.5 are supplied “as is” and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.  Except as expressly set forth herein, THE MATERIALS ARE WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY, EXCEPT AS SET FORTH IN Article 9.  During the Preclinical Development Term, for record-keeping purposes, the Parties shall compile a list (that shall include the type of material, quantity, shipping date and any other relevant details) on a Calendar Quarter-by-Calendar Quarter basis setting forth the Materials provided to/from each Party, which document shall be signed by an authorized representative of each Party.  For clarity, this Section 3.5 shall apply during the Preclinical Development Term only, after which the Parties will enter into an appropriate material transfer agreement with respect to any transfer of Materials, which agreement will be subject to this Agreement and will be interpreted consistent with the terms hereof.

Article 4.  LICENSE GRANT

Section 4.1   License Grant.

4.1.1Preclinical Licenses.

(a)On a Collaboration Target-by-Collaboration Target basis, during the applicable Preclinical Development Term, CytomX hereby grants to Amgen a non-exclusive, worldwide, royalty-free right under CytomX IP solely to conduct Preclinical Development as contemplated under the applicable Preclinical Development Plan.

(b)On a Collaboration Target-by-Collaboration Target basis, during the applicable Preclinical Development Term, Amgen hereby grants to CytomX a non-exclusive, worldwide, royalty-free right under Amgen IP solely to conduct Preclinical Development as contemplated under the applicable

Preclinical Development Plan.

4.1.2License Grant to Amgen.  Subject to the terms and conditions of this Agreement, CytomX hereby grants to Amgen (a) an exclusive (even as to CytomX and its Affiliates, except as expressly set forth herein and subject to CytomX and its Affiliates retaining the non-exclusive rights reasonably necessary or useful to perform CytomX’s obligations under the Preclinical Development Plan), royalty-bearing, sublicenseable (but only in accordance with Section 4.2), license under the CytomX Patents and CytomX’s interest in the Collaboration Patents and (b) a non-exclusive, royalty bearing, sublicenseable (but only in accordance with Section 4.2) license under the CytomX Licensed Know-How and CytomX’s interest in the Collaboration Know-How, in each case, to Exploit Amgen Products and EGFR Products in the Licensed Field in the Territory during the Term.  Notwithstanding the foregoing, the CytomX Licensed Know-How and Collaboration Know-How shall be sublicenseable only in connection with the rights of Amgen with respect to Amgen Products and EGFR Products and not with respect to any other products or services.

4.1.3License Grant to CytomX.  Subject to the terms and conditions of this Agreement, Amgen hereby grants to CytomX (a) an exclusive (even as to Amgen and its Affiliates, except as expressly set forth herein and subject to Amgen and its Affiliates retaining the non-exclusive rights reasonably necessary or  useful to perform Amgen’s obligations under the Preclinical Development Plan), royalty-bearing, sublicenseable (but only in accordance with Section 4.2), license under the Amgen Patents and Amgen’s interest in the Collaboration Patents and (b) a non-exclusive, royalty bearing, sublicenseable (but only in accordance with Section 4.2) license under the Amgen Licensed Know-How and Amgen’s interest in the Collaboration Know-How, in each case, to carry out CytomX’s responsibilities under the EGFR Initial Development Plan and the EGFR Global Development Plan (if applicable) and to Exploit CytomX Products in the Licensed Field in the Territory during the Term.  Notwithstanding the foregoing, the Amgen Licensed Know-How and Collaboration Know-How shall be sublicenseable only in connection with the rights of CytomX with respect to EGFR Products and CytomX Products and not with respect to any other products or services.

4.1.4  Limitation.  Notwithstanding anything to the contrary in this Agreement, in no event shall Amgen, in performing activities under this Agreement, make any Mask or Substrate, or conduct any Preclinical Development or development activities that involve attaching a Mask or Substrate to an Antibody or other Bispecific Product that is directed against a Collaboration Target, analyzing or optimizing Masks or Substrates, or modifying any Mask or Substrate (such activities, the “Mask/Substrate Activities”) as enabled by CytomX Platform Technology.  For clarity, Mask/Substrate Activities includes any activities related to development, manufacturing, regulatory or related activities, in each case solely related to Masks or Substrates.  CytomX shall have the sole right, as between the Parties, to conduct all Mask/Substrate Activities for Products unless the Parties otherwise agree in writing.

Section 4.2   Sublicenses.

4.2.1Sublicenses by Amgen.  Amgen and its Affiliates shall have the right, without the prior consent of CytomX, to grant one or more sublicenses under the licenses granted to Amgen under Section 4.1, in full or in part, by means of written agreement to Affiliates or Third Parties (with the right to sublicense through multiple tiers); provided, however, that as a condition precedent to and requirement of any such sublicense: (a) any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement; and (b) Amgen will continue to be responsible for full performance of

Amgen’s obligations under the Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were Amgen hereunder.  Amgen shall notify CytomX if Amgen grants to a Third Party a sublicense to develop and/or commercialize EGFR Products, specifying the identity of such Third Party and the scope and territory of such sublicense.

4.2.2Sublicenses by CytomX.  CytomX and its Affiliates shall have the right, without the prior consent of Amgen, to grant one or more sublicenses under the licenses granted to CytomX under Section 4.1, in full or in part, by means of written agreement to Affiliates or Third Parties (with the right to sublicense through multiple tiers); provided, however, that as a condition precedent to and requirement of any such sublicense: (a) any such permitted sublicense shall be consistent with and subject to the terms and conditions of this Agreement; and (b) CytomX will continue to be responsible for full performance of CytomX’s obligations under the Agreement and will be responsible for all actions of such Sublicensee as if such Sublicensee were Amgen hereunder.

Section 4.3   Transfer of Know-How. As promptly as practicable following the Effective Date, the Parties shall agree on processes for the transfer of other Amgen Licensed Know-How and other CytomX Licensed Know-How to the extent such Know-How is reasonably necessary to the other Party to perform its obligations or exercise its rights under this Agreement, and each Party shall transfer such Know-How to the other Party.

Section 4.4   Amgen Expansion Option.

4.4.1Until the [***] anniversary of the Effective Date, Amgen shall have the right to elect to select up to two (2) additional Targets (each an “Additional Amgen Target”) for inclusion under this Agreement, exercisable upon [***] days’ prior notice (the “Amgen Expansion Option”).

4.4.2CytomX and the Gatekeeper shall maintain an up-to-date list of Targets that are not Available until the [***] or, as applicable, until the time period for the process of nomination and qualification of proposed Additional Amgen Targets expires pursuant to this Section 4.4.2.  To nominate an Additional Amgen Target, Amgen shall provide the Gatekeeper and CytomX a notice of exercise of the Amgen Expansion Option, and in its notice to the Gatekeeper, Amgen shall specify its proposed Additional Amgen Target(s).  The Gatekeeper shall provide written notice to CytomX and Amgen within [***] days of receipt thereof as to whether such proposed Additional Amgen Target(s) is Available.  If the Gatekeeper determines that a proposed Additional Amgen Target is Available, then CytomX shall so notify Amgen and Amgen shall pay to CytomX the Amgen Expansion Option fee in accordance with Section 7.2.  If any such proposed Additional Amgen Target is determined by the Gatekeeper not to be Available, then Amgen shall have the option to continue to nominate another proposed Additional Amgen Target until up to two (2) Additional Amgen Targets nominated by Amgen are determined to be Available, it being understood that the process of nomination and qualification of proposed Additional Amgen Targets may extend beyond [***] as long as Amgen exercised the Amgen Expansion Option prior to such [***]; provided that if the process of selection and qualification of proposed Additional Amgen Targets extends beyond the [***], and if the Gatekeeper provides written notice to Amgen that a proposed Additional Amgen Target is not Available pursuant to this Section 4.4.2, Amgen must propose another Amgen Additional Target, if any, within [***] days after receiving such notice, and provided, further, that in no event shall Amgen’s right to propose any Additional Amgen Target extend beyond the date that is [***] days after the [***].  The JSC shall within [***] days after the Gatekeeper confirms that the relevant Additional Amgen Target(s) is Available generate a Preclinical Development Plan for such Additional Amgen Target(s) in accordance with Section 2.1.3(b), provided that CytomX’s obligations under such

Preclinical Development Plan shall not be materially different in nature than CytomX’s obligations under the Preclinical Development Plan for the initial Amgen Target.  Bi-Specific Products directed against such Additional Amgen Target and [***], having Formats selected pursuant to activities under the Preclinical Development Plan, shall be referred to as “Additional Amgen Products”, and the terms of this Agreement that apply to Amgen Products and the Amgen Target shall also apply to each Additional Amgen Target (and corresponding Additional Amgen Products), mutatis mutandis, on an Additional Amgen Target-by-Additional Amgen Target basis.  For the avoidance of doubt, from and after Amgen’s exercise of the Amgen Expansion Option with respect to an Additional Amgen Target, the definition of “Amgen Target” shall be expanded to include such Additional Amgen Target, and the definition of “Amgen Product” shall be expanded to include all such Additional Amgen Products.

Section 4.5   EGFR Co-Development Option.  From the EGFR Cohort Expansion Study Completion until the date that is [***] days thereafter (the “EGFR Co-Development Option Period”), CytomX shall have the right to elect to participate in the global co-development of EGFR Products with Amgen, exercisable upon written notice provided to Amgen during such EGFR Co-Development Option Period (the “EGFR Co-Development Option”).  If CytomX so exercises its EGFR Co-Development Option, the provisions set forth in Section 7.3.3 and Exhibit E hereto regarding profit and loss sharing shall apply to EGFR Products in the U.S.

Section 4.6   No Other Rights No right or license under any Patent Rights or other intellectual property rights of a Party is granted or shall be granted by implication to the other Party, and each Party covenants not to practice or use any Patent Rights or other intellectual property rights of the other Party except pursuant to the licenses expressly granted in this Agreement or any other written agreement between the Parties.  All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

Article 5.  Regulatory Matters

Section 5.1   Amgen Responsibilities.  Except as provided under Section 5.2, Amgen will be solely responsible for the preparation, submission and maintenance of all Regulatory Filings and obtaining all Marketing Approvals with respect to Amgen Products and EGFR Products.  CytomX will cooperate with Amgen, at Amgen’s reasonable request, with respect to any regulatory matters related to Amgen Products and EGFR Products for which Amgen is responsible hereunder.  Except as provided under Section 5.2, Amgen will own all right, title and interest in and to any and all Regulatory Filings and Marketing Approvals directed to Amgen Products and EGFR Products and all such Regulatory Filings and Marketing Approvals will be held in the name of Amgen or its designee, and CytomX will execute all documents and take all actions as are reasonably requested by Amgen to vest such title in Amgen or such designee, as applicable.

Section 5.2   CytomX Responsibilities.  CytomX will be solely responsible for (a) the preparation, submission and maintenance of all Regulatory Filings and obtaining all Marketing Approvals with respect to CytomX Products and (b) notwithstanding anything to the contrary in Section 5.1 and subject to Section 2.1.3(b), the preparation, submission and maintenance of the IND for the first EGFR Product (the “First EGFR Product IND”).  Amgen will cooperate with CytomX, at CytomX’s reasonable request, with respect to any regulatory matters related to CytomX Products and EGFR Products for which CytomX is responsible hereunder.  CytomX will own all right, title and interest in and to (i) any and all Regulatory Filings and Marketing Approvals directed to CytomX Products and (ii) the First EGFR Product IND; provided that CytomX shall transfer the First EGFR Product IND to Amgen within [***] days after the EGFR Cohort Expansion Study Completion. All such Regulatory Filings and Marketing Approvals in (i) and (ii) will be held in the name of CytomX or its designee, and Amgen will execute all documents and take all actions as are reasonably requested by CytomX to vest such title in CytomX or its designee, as applicable.  Notwithstanding the foregoing, with respect to EGFR Products, if requested by CytomX, Amgen shall provide for one (1) representative to be present at any meetings that CytomX may have with Regulatory Authorities.  CytomX shall promptly provide Amgen with copies of any material correspondence with Regulatory Authorities and Amgen shall be entitled to review and comment on such correspondence.

Section 5.3   Regulatory Updates.  Amgen shall keep CytomX reasonably informed of all material regulatory developments relating to Amgen Products and EGFR Products for which Amgen is responsible hereunder, and CytomX shall keep Amgen reasonably informed of all material regulatory developments relating to CytomX Products and EGFR Products during the time in which CytomX is responsible therefor hereunder, in each case in the Territory through the annual development reports under Section 6.3.

Section 5.4   Pharmacovigilance.  Reasonably prior to any Party’s Initiation of any clinical study of any Product, the Parties shall define and allocate each Party’s responsibilities with respect to pharmacovigilance activities for each type of Product and, if the Parties deem necessary, enter into a written agreement with the respect to the same (the “Pharmacovigilance Agreement”).  These responsibilities shall include adhering to mutually acceptable guidelines and procedures for the receipt, investigation, recording, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety and benefit-risk profile of the Products. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to Governmental Authorities.  Furthermore, such agreed procedures shall be consistent with relevant International Conference on Harmonisation (of Technical Requirements for Registration of Pharmaceuticals for Human Use) (ICH) guidelines, except where in terms of reporting said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail.  To the extent the Parties enter into a Pharmacovigilance Agreement, each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement (as the Parties may agree to modify it from time to time) and to cause its Affiliates and Sublicensees to comply with such obligations.

Section 5.5   Right of Reference.  Each Party shall have the right to cross-reference, file or incorporate by reference any Regulatory Filing and any data contained therein made by the other Party for any Product that is reasonably necessary to support Regulatory Filings that the first Party is permitted to make under this Agreement and to enable such first Party to fulfill its obligations or exercise its rights under this Agreement; provided, however, a Party shall not have the right to access directly such other Party’s manufacturing, device or other proprietary information within such Regulatory Filing or data.

Article 6.  Development, manufacture and commercialization matters

Section 6.1   General.

6.1.1Amgen Products. Following the Effective Date and at all times during the Term (except with respect to Preclinical Development activities conducted by each Party pursuant to the Preclinical Development Plan), Amgen shall be responsible for, and shall bear all costs associated with, the development, manufacture and commercialization of Amgen Products, including development, distribution, marketing and sales activities.  For clarity, after completion of the Preclinical Development

Plan, Amgen shall continue to have the right to conduct preclinical development with respect to all Amgen Products.  Subject to the terms of this Agreement, [***].  Following the Effective Date and during the [***] day period following expiration of the Preclinical Development Term, CytomX will promptly transfer to Amgen all CytomX Licensed Know-How as is reasonably necessary or useful for Amgen to develop and seek Marketing Approval for the Amgen Products, including all materials for supporting regulatory filings consistent with Amgen’s obligations under Article 5.

6.1.2CytomX Products.  Following the Effective Date and at all times during the Term (except with respect to Preclinical Development activities conducted by each Party pursuant to the Preclinical Development Plan), CytomX shall be responsible for, and shall bear all costs associated with, the development, manufacture and commercialization of CytomX Products, including development, distribution, marketing and sales activities.  For clarity, after completion of the Preclinical Development Plan, CytomX shall continue to have the right to conduct preclinical development with respect to all CytomX Products.  Subject to the terms of this Agreement, [***].  Following the Effective Date and during the [***] day period following expiration of the Preclinical Development Term, Amgen will promptly transfer to CytomX all Amgen Licensed Know-How as is reasonably necessary or useful for CytomX to develop and seek Marketing Approval for the CytomX Products, including all materials for supporting regulatory filings consistent with CytomX’s obligations under Article 5.

6.1.3EGFR Products.  Following the Effective Date and at all times during the Term (except with respect to Preclinical Development and clinical activities conducted by each Party pursuant to the Preclinical Development Plan and EGFR Initial Development Plan, and except as set forth in clauses (a) and (b) below), Amgen shall be responsible for, and shall bear all costs associated with, the development, manufacture and commercialization of EGFR Products, including development, distribution, marketing and sales activities.  For clarity, after completion of the Preclinical Development Plan, and notwithstanding any activities conducted by CytomX pursuant to the EGFR Initial Development Plan, Amgen shall continue to have the right to conduct preclinical and clinical development with respect to all EGFR Products.  Subject to the terms of this Agreement, [***].  After completion of CytomX’s activities as set forth in the Preclinical Development Plan and EGFR Initial Development Plan, CytomX will promptly transfer to Amgen all CytomX Licensed Know-How as is reasonably necessary or useful for Amgen to develop and seek Marketing Approval for the EGFR Products, including all materials for supporting regulatory filings consistent with Amgen’s obligations under Article 5.  Notwithstanding the foregoing:

(a)CytomX shall be responsible for conducting any EGFR Dose Escalation Study and any EGFR Cohort Expansion Study pursuant to the EGFR Initial Development Plan, with costs borne by the Parties in accordance with Section 7.3.2.

(b)At least [***] days prior to the anticipated EGFR Cohort Expansion Study Completion and subject to Section 4.5, the JSC shall agree on a global development plan for EGFR Products (the “EGFR Global Development Plan”), which shall include a description of development, clinical, manufacturing and regulatory activities up to receipt of Marketing Approval for an EGFR Product, and related expected timelines therefor.  The EGFR Global Development Plan shall also include, but not be limited to, a reasonably detailed description of the schedule of work activities, the responsibility for the work activities and an associated budget.  As the circumstances may require, the JSC may propose from time to time amendments to the EGFR Global Development Plan in accordance with Section 2.1.3.

Section 6.2   Diligence.  Amgen shall (directly and/or through one or more Affiliates and/or Sublicensees) use Commercially Reasonable Efforts to develop, seek Marketing Approval of and commercialize at least one (1) Amgen Product and one (1) EGFR Product in the Territory.  CytomX shall (directly and/or through one or more Affiliates and/or Sublicensees) use Commercially Reasonable Efforts to (a) develop, seek Marketing Approval of and commercialize at least one (1) CytomX Product in the Territory, and (b) carry out its obligations hereunder (including in the event CytomX exercises the EGFR Co-Development Option) with respect to EGFR Products.  Each Party shall use Commercially Reasonable Efforts to carry out its obligations under the Preclinical Development Plan and, in the case of CytomX, the EGFR Initial Development Plan.

Section 6.3   Reports.  During the Term until such Product receives Marketing Approval, Amgen shall provide CytomX with (a) reports [***] per Calendar Year of the status of Amgen’s and its Affiliates’ and Sublicensees’ activities related to the Exploitation of each Amgen Product [***] and (b) updates to the JSC [***] per Calendar Quarter of the status of Amgen’s and its Affiliates’ and Sublicensees’ activities related to the Exploitation of each EGFR Product [***]; provided, however, that if CytomX does not exercise the EGFR Co-Development Option, Amgen shall provide to CytomX reports of the status of such activities related to the Exploitation of each EGFR Product in the manner described in Section 6.3(a).  All reports and other Information provided by Amgen under this Section 6.3 will be Amgen’s Confidential Information subject to the terms of Article 12.  During the Term until a CytomX Product receives Marketing Approval, CytomX shall provide Amgen with reports [***] per Calendar Year of the status of CytomX’s and its Affiliates’ and Sublicensees’ activities related to the Exploitation of CytomX Products [***].  All reports and other Information provided by Amgen under this Section 6.3 will be CytomX’s Confidential Information subject to the terms of Article 12.

Article 7. FEES, ROYALTIES, & PAYMENTS

Section 7.1   Upfront Payment.  As partial consideration for the rights granted by CytomX to Amgen pursuant to the terms of this Agreement, for access to the CytomX Platform Technology and CytomX undertaking its responsibilities under this Agreement, Amgen shall pay to CytomX a non-refundable, non-creditable payment equal to Forty Million Dollars ($40,000,000) within [***] days after the Effective Date.  Amgen shall also purchase the CytomX Common Stock pursuant to Section 2.1 of the Share Purchase Agreement.

Section 7.2   Amgen Expansion Option.  In the event that Amgen exercises the Amgen Expansion Option pursuant to Section 4.4 with respect to an Additional Amgen Target, Amgen shall pay CytomX a one-time, non-refundable and non-creditable option exercise payment of [***] for each such Additional Amgen Target that becomes an Amgen Target pursuant to Section 4.4, within [***] days after CytomX provides Amgen with written confirmation that the proposed Additional Amgen Target is Available pursuant to Section 4.4.

Section 7.3   EGFR Costs.

7.3.1EGFR Preclinical Development Costs.  With respect to the EGFR Target, upon approval by the JSC of the Preclinical Development Plan, CytomX shall be responsible for (a) [***] of CytomX’s out-of-pocket costs and expenses for Preclinical Development (other than for the conduct of GLP Toxicology Studies), and (b) [***] of CytomX’s out-of-pocket costs expenses incurred to conduct the GLP Toxicology Studies.  Amgen shall be responsible for [***] and [***] Preclinical Development, as well as [***] of [***] and [***] and [***] and [***] for [***] to the [***] the [***] in this Section 7.3.1.  CytomX shall have the right to invoice Amgen for such [***] described in the immediately preceding sentence, and Amgen shall pay such amounts within [***] days after receipt of such invoice.  For clarity, [***] of a Party with respect to activities under the Preclinical Development Plan [***].  For clarity, other than with respect to the Parties’ obligations under this Section 7.3.1 or as expressly set forth in Sections 7.3.2 and 7.3.3, Amgen shall be responsible for, and shall bear all costs associated with, the development and commercialization of the Amgen Products and the EGFR Products and CytomX shall be responsible for, and shall bear all costs associated with, the development and commercialization of the CytomX Products.

7.3.2Certain CytomX EGFR Costs.  CytomX shall be responsible for the costs and expenses of the Parties (i.e., [***]) with respect to the first EGFR Dose Escalation Study and the first EGFR Cohort Expansion Study; provided, however, that CytomX shall only be responsible for any such costs and expenses incurred in relation to the first [***] patients in the EGFR Dose Escalation Study and first [***] patients in the EGFR Cohort Expansion Study, and Amgen shall be responsible for any such costs and expenses incurred in relation to any additional patients above such amounts in each such study to the extent the inclusion of such additional patients is consistent with the EGFR Initial Development Plan approved by the JSC or as otherwise agreed by the Parties.

7.3.3EGFR Product U.S. Profit Share.  Upon exercise by CytomX of the EGFR Co-Development Option, the provisions of Exhibit E shall apply to the Parties, including with respect to annual Net Sales of EGFR Products in the U.S. in lieu of the royalty provision in Section 7.5.3(c), which for clarity shall still apply to annual Net Sales of EGFR Products in the Territory other than the U.S.

Section 7.4   Milestone Payments.

7.4.1Amgen Products.  On an Amgen Target-by-Amgen Target basis, Amgen shall pay to CytomX one-time milestone payments (“Milestone Payments”) following the first occurrence of the corresponding milestone events (“Milestone Events”) with respect to an Amgen Product directed against a distinct Amgen Target and [***] for which such Milestone Event is achieved, as set forth in the following tables:

Development and Regulatory Milestone Events

Milestone Event	Milestone Payment
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Commercial Milestone Events

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]

* Payable on an On an Amgen Target-by-Amgen Target basis for Amgen Products directed against a distinct Amgen Target and [***].

7.4.2CytomX Products.  CytomX shall pay to Amgen one-time Milestone Payments following the first occurrence of the corresponding Milestone Events with respect to CytomX Products, as set forth in the following tables:

Development and Regulatory Milestone Events

Milestone Event	Milestone Payment
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Commercial Milestone Events

Milestone Event	Milestone Payment
[***]	[***]

Milestone Event	Milestone Payment
[***]	[***]

7.4.3EGFR Products.  Amgen shall pay to CytomX one-time Milestone Payments following the first occurrence of the corresponding Milestone Events with respect to EGFR Products, as applicable, as set forth in the following tables:

Development and Regulatory Milestone Events

Milestone Event	Milestone Payment
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Commercial Milestone Events

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]

7.4.4If a Milestone Event is achieved prior to the achievement of the preceding Milestone Event set forth in the relevant chart (i.e., if a lower-listed Milestone Event is achieved before a

Milestone Event that is listed higher up in the relevant chart), then upon achievement of the relevant Milestone Event, all preceding Milestone Events set forth in the relevant chart shall become due and payable; provided, however, that a Milestone Payment in respect of a Milestone Event for [***] shall only be paid upon achievement of [***], as applicable, and not earlier, notwithstanding the order in which it is listed on the chart.  For example, if the [***] prior to the [***] for such [***] set forth in the relevant chart to be paid upon [***] shall be paid at the same time as is the [***] to be paid upon [***].  Furthermore, if a given [***], but the [***], the amount payable to a Party upon [***] for [***] for the [***] shall become due (and all amounts for Milestone Events that have not yet been paid for [***] that precede the Milestone Payment due upon [***] for [***] shall also become payable upon [***].  For a particular Program, the Paying Party shall pay to the non-Paying Party the applicable Milestone Payment in the manner described below after the first occurrence of such applicable Milestone Event with respect to a Product with such Program.  For clarity, each Milestone Payment is payable only once with respect to a given Collaboration Target.  The maximum amount payable for Amgen Products under this Section 7.4 is [***] Amgen Product directed against a distinct Amgen Target and [***] (i.e., up to [***] Amgen Products, if Amgen exercises the Amgen Expansion Option for two (2) Additional Amgen Targets).  For CytomX Products, the maximum amount payable under this Section 7.4 is Two Hundred Three Million Dollars ($203,000,000).  For EGFR Products, the maximum amount payable under this Section 7.4 is Four Hundred Fifty-Five Million Dollars ($455,000,000). No Milestone Payment shall be payable for subsequent or repeated achievements of such Milestone Event with one or more of the same or different Products directed against a distinct Collaboration Target within a Program.  Each of the Milestone Payments shall be non-refundable and non-creditable.  The Paying Party shall report to the non-Paying Party its achievement of each Milestone Event for which payment to the non-Paying Party is due, reasonable promptly after the Paying Party determines such achievement has occurred, but in no event later than [***] days after such achievement of such Milestone Event, and the non-Paying Party shall invoice the Paying Party for the applicable Milestone Payment.  The Paying Party will pay each such invoice within [***] days of its receipt thereof.

Section 7.5   Royalties.

7.5.1Royalties.  Subject to the provisions of this Section 7.5 (including Section 7.5.3(c)), Amgen shall pay to CytomX, with respect to Amgen Products and EGFR Products, and CytomX shall pay to Amgen, with respect to CytomX Products, on a Product-by-Product and country-by-country basis, royalties on annual Net Sales of Amgen Products, EGFR Products or CytomX Products, as applicable, during the applicable Royalty Term, calculated as set forth in Section 7.5.3.  Royalties will be payable on a Calendar Quarter-by-Calendar Quarter basis and any such payments shall be made within [***] days after the end of the Calendar Quarter during which the applicable Net Sales of Amgen Products, EGFR Products or CytomX Products, as applicable, occurred.

7.5.2Royalty Term.  A Party’s obligation to pay royalties with respect to a Product in a particular country shall commence upon the First Commercial Sale of such Product in such country and shall expire on a country-by-country and Product-by-Product basis on the latest of (a) [***] on [***] of the [***] (i) [***] or [***] or (ii) [***] or [***], (b) [***] for [***] and (c) the twelfth (12th) anniversary of the First Commercial Sale of such Product in such country (the “Royalty Term”).

7.5.3Royalty Rates.  The royalty rates payable under Section 7.5.1 shall be calculated as follows:

(a)With respect to Amgen Products:

Aggregate Annual Net Sales of an Amgen Product	Royalty Rate
Portion of aggregate annual Net Sales less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***] and less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***] and less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***]	[***]%

*Such royalties shall be calculated on an Amgen Target-by-Amgen Target basis for Amgen Products directed against a distinct Amgen Target and [***].

(b)With respect to CytomX Products:

Aggregate Annual Net Sales of a CytomX Product	Royalty Rate
Portion of aggregate annual Net Sales less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***] and less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***] and less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***]	[***]%

(c)With respect to EGFR Products; provided, however, that if CytomX exercises the EGFR Co-Development Option, the royalties in this Section 7.5.3(c) shall not be payable on annual Net Sales of EGFR Products in the U.S. and shall be payable on annual Net Sales of EGFR Products in the Territory other than in the U.S., and instead the provisions of Section 7.3.3 and Exhibit E shall apply with respect to annual Net Sales of EGFR Products in the U.S.:

Aggregate Annual Net Sales of an EGFR Product	Royalty Rate
Portion of aggregate annual Net Sales less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***] and less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***] and less than $[***]	[***]%
Portion of aggregate annual Net Sales greater than or equal to $[***]	[***]%

For the avoidance of doubt, for all royalty payments pursuant to this Section 7.5.3, if the sale of a Product is Covered by more than one Valid Claim, the above royalty shall be paid only once.

7.5.4Royalty Reduction.  On [***], in the event that the [***] of [***] of (a) [***] or [***] (in the case of an [***]) [***] or (b) [***] or [***] (in the case of a [***]) [***], then the royalty rates set forth in Section 7.5.3 with respect to Net Sales for such Product [***] shall be reduced by [***], effective as of the date [***] of (i) [***] or [***] (in the case of [***] or [***]) [***] or (ii) [***] or [***] (in the case of [***]) [***].

7.5.5Third Party Intellectual Property.  In the event that a Third Party Controls intellectual property that is reasonably necessary for the Exploitation of a Product, including, without limitation, intellectual property that Covers a particular Format, the Paying Party shall have the right (but not the obligation) to obtain a license to such Third Party intellectual property (collectively, “Third Party IP”).  In such event, [***] of the royalties, milestones or other payments that the Paying Party [***] to such Third Party for the Exploitation of such Product in a country during a Calendar Quarter may be credited against royalties otherwise payable by the Paying Party to the non-Paying Party under Section 7.5.1 for such Product in such country in such Calendar Quarter.  Notwithstanding the foregoing, and subject to Section 7.5.6, if CytomX obtains a license to Third Party IP that Covers [***], CytomX may elect to credit [***] of the royalties, milestones or other payments that CytomX as the Paying Party [***] to such Third Party for the Exploitation of such CytomX Product in a country against royalties otherwise payable by CytomX to Amgen under Section 7.5.1 for such CytomX Product in such country in such Calendar Quarter, provided that CytomX has first reasonably determined [***].

7.5.6Maximum Reduction.  Subject to Section 2.3 of Exhibit E, the maximum aggregate reduction with respect to any Product during the applicable Royalty Term pursuant to Section 7.5.4 and Section 7.5.5 (alone or in combination) shall be capped at [***] of the rates set forth in Section 7.5.3.  Notwithstanding the foregoing, if CytomX obtains a license to Third Party IP that Covers [***], CytomX may elect to credit [***] of the royalties, milestones or other payments that CytomX as the Paying Party actually pays to such Third Party for the Exploitation of such CytomX Product in a country against royalties otherwise payable by CytomX to Amgen under Section 7.5.1 for such CytomX Product in such country in such Calendar Quarter, provided that CytomX has first reasonably determined [***].

7.5.7Mutual Convenience of the Parties.  The royalty and other payment obligations set forth hereunder have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties and other amounts required hereunder.

Section 7.6   Invoicing.  To the extent an invoice is required to be submitted hereunder, such invoice shall be addressed to:

If Amgen is the Paying Party:

Amgen Inc.

[***]

[***]

[***]

[***].

If CytomX is the Paying Party:

CytomX Therapeutics, Inc.

[***]

[***]

[***]

[***]

Section 7.7   Method of Payment.  Unless otherwise agreed by the Parties, all payments due from the Paying Party under this Agreement shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds to an account designated by the non-Paying Party.  After the First Commercial Sale of the first Product by a Party and until expiration of the last Royalty Term for a Product of such Party, such Party shall prepare and deliver to the other Party reports of the sale of Products by the Selling Parties for each Calendar Quarter together with the corresponding royalty payment or other consideration to be paid to the non-Paying Party in accordance with Section 7.5.1, specifying on a Product-by-Product and country-by-country basis, a detailed and itemized calculation of Net Sales.

Section 7.8   Currency Conversion.  All royalties shall be payable in full in U.S. Dollars.  Any sales of Products incurred in a currency other than U.S. Dollars shall be converted to the U.S. Dollar equivalent using the Paying Party’s then-current standard exchange rate methodology as applied to its external reporting for the conversion of foreign currency sales into U.S. Dollars consistent with GAAP.

Section 7.9   Records and Audits.  Each Party will keep complete and accurate records of payments required under this Agreement for a period of [***] years after the end of the Calendar Year in which any such payment was due.  Each Party will have the right, once annually at its own expense, to have a nationally recognized, independent, certified public accounting firm, selected by it and subject to the other Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), review any such records of the other Party and its Affiliates (the “Audited Party”) in the location(s) where such records are maintained by the Audited Party upon reasonable written notice (which shall be no less than [***] days’ prior written notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement within the [***] year period preceding the date of the request for review. Each Party shall require its Sublicensees to retain and provide to such Party all records of payments that such Party would be required to keep as if sales of Product by such Sublicensees were sales of Product by such Party, to enable the other Party to audit such records pursuant to this Section 7.9.  No Calendar Year will be subject to audit under this Section 7.9 more than [***].  The Audited Party will receive a copy of each such report concurrently with receipt by the non-Audited Party, and such accounting firm shall report to the Parties only whether or not such calculations are correct and the amount of any discrepancy.  No other information shall be shared.  Each Party agrees to treat the results of any such review of the other Party’s records under this Section 7.9 as Confidential Information of the other Party and subject to the terms of Article 12.  Should such inspection lead to the discovery of a discrepancy to the non-Audited Party’s detriment, the Audited Party will, within [***] days after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy together with interest at the rate set forth in Section 7.10.  [***] under this Section 7.9 will [***] of (a) [***] and (b) [***], in which case [***].  Should the audit lead to the discovery of a discrepancy to the Audited Party’s detriment, the Audited Party may, at its option, credit the amount of the discrepancy, without interest, against future payments payable to the non-Audited Party under this Agreement, and if there are no such payments payable or if the Audited Party elects not to apply such credit, then non-Audited Party shall pay to the Audited Party the amount of the discrepancy, without interest, within [***] days of non-Audited Party’s receipt of the report.

Section 7.10   Late Payments.  In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on [***] the due date thereof, calculated at [***] of (a) [***] plus (b) [***] on the date said payment is due, the interest being compounded on [***]; provided, however, that in no event shall said annual interest rate exceed the maximum rate permitted by Law.  Each such payment when made shall be accompanied by all interest so accrued.  Said interest and the payment and acceptance thereof shall not negate or waive the right of any Party to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Article 13.  With respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

Section 7.11   Taxes.

7.11.1Withholding.  In the event that any Law requires the Paying Party to withhold taxes with respect to any payment to be made by the Paying Party pursuant to this Agreement, the Paying Party (a) will notify the non-Paying Party of such withholding requirement prior to making the payment to the non-Paying Party (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such non-Paying Party to obtain reduction of or relief from such deduction or withholding), and (b) provide such assistance to the non-Paying Party, including the provision of such standard documentation as may be required by a tax authority, as may be reasonably necessary in the non-Paying Party’s efforts to claim an exemption from or reduction of such taxes.  The Paying Party will, in accordance with such Law, withhold taxes from such payment, remit such taxes to the appropriate tax authority, and furnish the non-Paying Party with proof of payment of such taxes within [***] days following the payment.  If taxes are so withheld and paid to a tax authority, the Paying Party shall provide reasonable assistance to the non-Paying Party to obtain a refund of taxes withheld, or obtain a credit with respect to taxes paid.  If any taxes are so withheld and paid to the appropriate tax authority in accordance with this Section 7.11.1, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the non-Paying Party.  The non-Paying Party shall provide the Paying Party any tax forms (including Internal Revenue Service Forms W-9 or applicable W-8) that may be reasonably necessary in order for the Paying Party to determine whether to withhold tax on any such payments or to withhold tax on such payments at a reduced rate under applicable Law, including any applicable bilateral income tax treaty.

7.11.2Indirect Taxes.  All payments due to the non-Paying Party from the Paying Party pursuant to this Agreement shall be paid exclusive of any value-added tax, sales tax, consumption taxes and other similar taxes (“Indirect Taxes”) (which, if applicable, shall be payable by the Paying Party upon receipt of a valid Indirect Tax invoice).  If the non-Paying Party determines that it is required to report any such tax, the Paying Party shall promptly provide the non-Paying Party with applicable receipts and other documentation necessary or appropriate for such report.  For clarity, this Section 7.11.2 is not intended to limit the Paying Party’s right to deduct value-added taxes in determining Net Sales.

Article 8.  Intellectual property

Section 8.1   Intellectual Property Ownership.

8.1.1Background IP. Each Party will own all right, title and interest in its Background IP.

8.1.2Collaboration IP. Ownership of Collaboration IP [***] hereby grants and agrees to grant to [***], to [***] such [***], the [***], as applicable.

8.1.3Joint IP.  Except as expressly provided in this Agreement, it is understood that neither Party will have any obligation to obtain any approval or consent of, nor pay a share of the proceeds to or account to, the other Party to practice, enforce, license, assign or otherwise exploit inventions or intellectual property owned jointly by the Parties hereunder, and each Party hereby waives any right it may have under the laws of any jurisdiction to require such approval, consent or accounting.  Each Party agrees to cooperate with the other Party, as reasonably requested, and to take such actions as may be required to give effect to this Section 8.1.3 in a particular country within the Territory.  Notwithstanding the foregoing, [***] to [***] to [***] under this Agreement, along with [***], and [***] by such [***] of [***] and [***] to such [***] by such [***] and that maintain the [***] of [***] and (b) [***] the [***].

Section 8.2   Patent Prosecution and Maintenance.

8.2.1CytomX Patent(s).  [***], CytomX will be solely responsible, [***], for preparing, filing, prosecuting (including, but not limited to provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all CytomX Patents and conducting any interferences and oppositions or similar proceedings relating to CytomX Patents.  Amgen acknowledges and agrees that (a) neither CytomX nor any of its Affiliates will have any liability of any kind relating to the preparation, filing, prosecution and maintenance of Patent Rights as provided in this Section 8.2.1; and (b) CytomX and its Affiliates have the right to cease all activities relating to the preparation, filing, prosecution or maintenance of any Patent

Rights as provided in this Section 8.2.1 for any reason, in which case CytomX will promptly inform Amgen of such planned cessation.

8.2.2Amgen Patents.  [***], Amgen will be solely responsible, [***], for preparing, filing, prosecuting (including, but not limited to provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining all Amgen Patents and conducting any interferences and oppositions or similar proceedings relating to Amgen Patents.  CytomX acknowledges and agrees that (a) neither Amgen nor any of its Affiliates will have any liability of any kind relating to the preparation, filing, prosecution and maintenance of Patent Rights in accordance with this Section 8.2.2; and (b) Amgen and its Affiliates have the right to cease all activities relating to the preparation, filing, prosecution or maintenance of any Patent Rights as provided in this Section 8.2.2 for any reason, in which case Amgen will promptly inform CytomX of such planned cessation.

8.2.3Collaboration Patents.  CytomX will have the first right, [***], but not the obligation, to assume responsibility for preparing, filing, prosecuting (including, but not limited to provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining [***] (a) [***] (i) [***] and (ii) [***], (b) [***] or (c) [***], and in each case, conducting any interferences and oppositions or similar proceedings relating to such Patent Rights.  [***]. Amgen will have the first right, but not the obligation, [***], for preparing, filing, prosecuting (including, but not limited to provisional, reissue, reexamination, continuing, divisional, continuation, continuation-in-part, and substitute applications and any foreign counterparts thereof), and maintaining [***], and conducting any interferences and oppositions or similar proceedings relating to such Patent Rights. The [***] at least [***] days before filing; provided, however, [***] it is [***] to [***] such [***], then the [***] will [***] a [***] of such [***] or a [***] in such [***].  The [***] the [***] to [***] the [***] to have [***] to [***] with respect to [***], or [***] the [***] such [***] to the [***], the [***] to [***] and [***] any [***] to [***] the [***] of [***].  The [***] the [***] with [***] of [***] to, and [***] or [***] any [***] such [***] or [***] such [***] a [***] of [***] for [***] as [***] with [***] of [***] and [***].  The [***] the [***] of the [***] of [***], and [***] or [***] the [***], and [***] the [***] of and [***] to [***] and [***] such [***] and [***] to be [***] to [***] or [***].  The [***] the [***] such [***] and [***] for the [***].  With respect to [***] or [***] to the [***], the [***] the [***] to [***] or [***] or any [***] from [***] such [***].  In the event [***] to [***] or [***] of the [***] to [***] in [***], or [***] in the [***] the [***] have been [***], then: (1) such [***] the [***] of such [***] so [***] to [***] the [***] to [***] to [***] or [***] such [***] and to [***], in any event, [***] to the [***] for any [***] may [***] to such [***] with the [***] or any [***]; (2) the [***] the [***] of the [***] or [***] of such [***]; (3) the [***] the [***] the [***] for such [***] and [***] of such [***] to [***] or [***] the [***]; and (4) the [***] the [***] and [***] the [***] and [***] in the [***] and [***] of such [***].  Notwithstanding the foregoing, [***] in [***] such [***] with respect to [***].

Section 8.3   Patent Term Extensions.  The Parties will cooperate with each other in gaining Patent Right term extension where applicable to Amgen Products, CytomX Products and EGFR Products and in the [***] the [***] as to [***] for any [***] the [***] or [***] of [***] of [***] or [***], and [***] the [***] as to [***] for [***] the [***] of [***] of [***] of [***].

Section 8.4   Defense and Settlement of Third Party Claims.  If any Amgen Product, CytomX Product or EGFR Product Exploited by or under authority of either Party, its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a patent, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action.  Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant (the “Defending Party”).  Neither Party shall enter into any settlement of any claim described in this Section 8.4 that admits to the invalidity or unenforceability of any Patent Right Controlled by the other Party (or otherwise affects the scope, validity or enforceability of such Patent Right), incurs any financial liability on the part of the other Party or requires an admission of liability, wrongdoing or fault on the part of the other Party without such other Party’s written consent.  In any event, the other Party shall reasonably assist the Defending Party and cooperate in any such litigation at the Defending Party’s request and expense.  Additionally, if the Defending Party is not the Party that Controls the Patent Right in question, then the other Party has the right to join any such action.

Section 8.5   Third Party Defense or Counterclaim.

8.5.1If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 8.4 that any CytomX Patent, Collaboration Patent or Amgen Patent is invalid or unenforceable, then the Party defending such infringement action shall promptly give written notice to the other Party.

8.5.2With respect to the CytomX Patents, CytomX shall respond to such defense and use Commercially Reasonable Efforts to defend against such counterclaim (as applicable) and, if Amgen is pursuing the applicable infringement action under Section 8.4, Amgen shall allow CytomX to control such response or defense (as applicable).  [***] with respect to such [***] with respect to [***] by the [***], and the [***] for [***] and [***] in the [***] as the [***] for [***] and [***] to [***] and [***].  If CytomX fails, notwithstanding the foregoing, to assume such defense and use Commercially Reasonable Efforts in respect thereof, Amgen or its Affiliate or Sublicensee shall have the right to defend against such action or claim.  Notwithstanding anything to the contrary in this Section 8.5.2, Amgen shall not have any right to assume such defense with respect to CytomX Platform Patents.

8.5.3With respect to the Amgen Patents, Amgen shall respond to such defense and use Commercially Reasonable Efforts to defend against such counterclaim (as applicable) and, if CytomX is pursuing the applicable infringement action under Section 8.4, CytomX shall allow Amgen to control such response or defense (as applicable).  [***] with respect to such response or defense against such counterclaim with respect to [***] by the [***], and the [***] for such [***] and [***] in the [***] as the [***] for [***] and [***] to [***] and [***] of [***].  If Amgen fails, notwithstanding the foregoing, to assume such defense and use Commercially Reasonable Efforts in respect thereof, CytomX or its Affiliate or Sublicensee shall have the right to defend against such action or claim.

8.5.4With respect to Collaboration Patents, [***] shall, itself or through counsel reasonably acceptable to [***], respond to such defense and use Commercially Reasonable Efforts to defend against such counterclaim (as applicable) and, if [***] is pursuing the applicable infringement action under Section 8.4, [***] shall allow [***] to control such response or defense.  [***] shall provide [***] reasonable support to enable [***] to have standing before applicable authorities to conduct activities under this Section 8.5.4 with respect to the relevant Collaboration Patent, or where [***] cannot establish such standing with respect to the relevant Collaboration Patent, [***] shall cooperate to submit such filings and execute any applicable documents necessary to effect the intent of this Section 8.5.4.  Any [***] and [***] with respect to such [***] or [***] such [***] with respect to Collaboration Patents shall be [***], and the [***] for such [***] and [***] in the [***] as the [***] to [***] and [***] for [***] and [***] to [***] and [***] of Collaboration Patents [***]  If [***] fails, notwithstanding the foregoing, to assume such defense and use Commercially Reasonable Efforts in respect thereof, [***] shall have the right to defend against such action or claim.  Notwithstanding anything to the contrary in this Section 8.5.4, [***].

Section 8.6   Third Party Declaratory Judgment or Similar Action.

8.6.1If a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Amgen Patent, Collaboration Patent or CytomX Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party.

8.6.2The Party having the right to prosecute such Patent under Section 8.2 shall use Commercially Reasonable Efforts to defend against such action or claim.  [***] and [***] with respect to [***] with respect to [***] the [***], and [***] shall [***] for such [***] and [***] the [***] as the [***] and [***] for [***] and [***] to [***] and [***] of [***].  If [***], notwithstanding the foregoing, to assume such defense and use Commercially Reasonable Efforts in respect to any Collaboration Patent, [***] shall have the right to defend against such action or claim, [***].

Section 8.7   Enforcement.

8.7.1Notice of Infringement.  The Parties shall inform each other promptly of any infringement or colorable cause of action for infringement of any Patent Right within the Collaboration Patents, CytomX Patents or Amgen Patents, and the Parties shall promptly confer to consider the best appropriate course of action.

8.7.2CytomX Enforcement.  In the event that such infringement or alleged infringement is with respect to a product that is a Competing Product with respect to a CytomX Product, then CytomX shall have the right to enforce the following Patent Rights against any such infringement or alleged infringement thereof: with respect to (a) a CytomX Patent, such right shall be a sole right, (b) (i) Amgen Patents and (ii) [***] and (c) any [***].  CytomX shall at all times keep Amgen informed as to the status thereof.  In such case, CytomX may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 8.7.5.  Amgen shall reasonably cooperate in any such litigation at CytomX’s expense.  CytomX shall not enter into any settlement of any claim described in this Section 8.7.2 that admits to [***]), incurs any financial liability on the part of Amgen or requires an admission of liability, wrongdoing or fault on the part of Amgen without Amgen’s prior written consent, not to be unreasonably withheld, delayed or conditioned.  In the event that CytomX does not elect to enforce any Patent Right [***], then Amgen shall be entitled to do so, unless CytomX has a good faith belief that Amgen’s enforcement of such Patent Rights would be reasonably likely to unreasonably jeopardize the Exploitation of a CytomX Product.  Amgen shall not enter into any settlement of any claim described in this Section 8.7.2 that admits to [***] ([***]), incurs any financial liability on the part of CytomX or requires an admission of liability, wrongdoing or fault on the part of CytomX without CytomX’s prior written consent, not to be unreasonably withheld, delayed or conditioned.

8.7.3Amgen Enforcement.  In the event that such infringement or alleged infringement is with respect to a product that is a Competing Product with respect to an Amgen Product or an EGFR Product, then Amgen shall have the right to enforce the following Patent Rights against any such infringement or alleged infringement thereof: with respect to (a) an Amgen Patent, such right shall be a sole right, (b) (i) CytomX Patents and (ii) [***] and (c) any [***].  Amgen shall at all times keep CytomX informed as to the status thereof.  In such case, Amgen may, at its own expense, institute suit against any infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 8.7.5.  CytomX shall reasonably cooperate in any such litigation at Amgen’s expense.  Amgen shall not enter into any settlement of any claim described in this Section 8.7.3 that admits to [***] ([***]), incurs any financial liability on the part of CytomX or requires an admission of liability, wrongdoing or fault on the part of CytomX without CytomX’s prior written consent, not to be unreasonably withheld.  In the event that Amgen does not elect to enforce any Patent Right [***], then CytomX shall be entitled to do so, unless Amgen has a good faith belief that CytomX’s enforcement of such Patent Rights would be reasonably likely to unreasonably jeopardize the Exploitation of an Amgen Product or an EGFR Product.  CytomX shall not enter into any settlement of any claim described in this Section 8.7.3 that admits to [***] ([***]), incurs any financial liability on the part of Amgen or requires an admission of liability, wrongdoing or fault on the part of Amgen without Amgen’s prior written consent, not to be unreasonably withheld, delayed or conditioned.

8.7.4Progress Reporting.  The Party initiating or defending any enforcement action under this Section 8.7 (the “Enforcing Party”) shall keep the other Party reasonably informed of the progress of any such enforcement action, and such other Party shall have the individual right to participate with counsel of its own choice [***].

8.7.5Allocation of Recoveries.  Except as otherwise expressly provided herein, the [***], and any damages, settlements or other monetary awards recovered shall be shared as follows: (1) the [***]; and then (2) the [***] as follows:

(a)	If [***] is the Enforcing Party under Sections 8.7.2, or [***] is the Enforcing Party under Sections 8.7.3, then [***] ([***]); and
(b)	If [***] is the Enforcing Party under Sections 8.7.3, or [***] is the Enforcing Party under Section 8.7.2, [***].

Section 8.8   Trademarks.  As between the Parties, Amgen shall own all right, title and interest in and to any trademarks adopted by Amgen for use with an Amgen Product or an EGFR Product, and shall be responsible for the registration, filing, maintenance and enforcement thereof. As between the Parties, CytomX shall own all right, title and interest in and to any trademarks adopted by CytomX for use with a CytomX Product, and shall be responsible for the registration, filing, maintenance and enforcement thereof.

Article 9.  REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.1   Mutual Representations and Warranties.  Each of Amgen and CytomX represents and warrants to the other Party, as of the Effective Date, that:

(a)it is duly incorporated and validly existing under the Law of Delaware, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; and

(c)this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (x) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any material applicable Law or (y) require any consent or approval of its stockholders or similar action.

Section 9.2   Additional CytomX Representations, Warranties and Covenants.  CytomX represents and warrants to Amgen that, as of the Effective Date (except as specifically stated otherwise):

(a)CytomX has full legal or beneficial title and ownership of, or an exclusive license to, the CytomX Patents as is necessary to grant the licenses (or sublicenses) to Amgen to such CytomX Patents that CytomX purports to grant pursuant to this Agreement;

(b)CytomX has the rights necessary to grant the licenses to Amgen under CytomX Licensed Know-How that CytomX purports to grant pursuant to this Agreement.  Without limiting the generality of foregoing, CytomX hereby represents that [***];

(c)The CytomX Patents owned by CytomX, and to CytomX’s knowledge the CytomX Patents licensed to CytomX, are not subject to any liens or encumbrances, and CytomX has not, and will not during the Term, grant any right to any Third Party under or with respect to the CytomX IP that would conflict with the rights granted to Amgen hereunder or terminate any rights granted by a Third Party to CytomX or its Affiliates that are further granted to Amgen hereunder.  Except as expressly identified on Exhibit F, none of the CytomX Patents is in-licensed by CytomX;

(d)CytomX has shared with Amgen complete and accurate copies of all Third Party licenses and agreements pursuant to which CytomX or its Affiliates has obtained rights to CytomX Patents and CytomX Licensed Know-How;

(e)No claim or action has been brought or, to CytomX’s knowledge, threatened any Third Party alleging that (i) the CytomX Patents are invalid or unenforceable or (ii) use of the CytomX IP infringes or misappropriates or would infringe or misappropriate any right of any Third Party, and no CytomX Patent is the subject of any interference, opposition, cancellation or other protest proceeding.  CytomX has not received any written notice from any Third Party asserting or alleging that the development, manufacture, use or sale of any Product infringes the rights of such Third Party in the Territory;

(f)To CytomX’s knowledge, there are no pending actions, claims, investigations, suits or proceedings against CytomX or its Affiliates, at law or in equity, or before or by any Regulatory Authority, and neither CytomX nor any of its Affiliates has received any written notice regarding any pending or threatened actions, claims, investigations, suits or proceedings against CytomX or such

Affiliate, at law or in equity, or before or by any Regulatory Authority, in either case with respect to the CytomX IP;

(g)To CytomX’s knowledge, no Third Party, including any current or former employee or consultant of CytomX, is infringing or misappropriating or has infringed or misappropriated the CytomX IP;

(h)A [***], including to Exploit Amgen Products or EGFR Products;

(i)[***]; and

(j)CytomX will make all payments related to this Agreement to The Regents pursuant to the UCSB Agreement that CytomX in good faith determines are accurate.

Section 9.3   Additional Amgen Representations, Warranties and Covenants. Amgen represents and warrants to CytomX that, as of the Effective Date (except as specifically stated otherwise):

(a)Amgen has full legal or beneficial title and ownership of, or an exclusive license to, the Amgen Patents as is necessary to grant the licenses (or sublicenses) to CytomX to such Amgen Patents that Amgen purports to grant pursuant to this Agreement;

(b)Amgen has the rights necessary to grant the licenses to CytomX under Amgen Licensed Know-How that Amgen purports to grant pursuant to this Agreement;

(c)The Amgen Patents owned by Amgen are not subject to, and to Amgen’s knowledge the Amgen Patents licensed to Amgen are not subject to, any liens or encumbrances and Amgen has not granted to any Third Party any rights or licenses under such Patent Rights that would conflict with the licenses granted to CytomX hereunder and Amgen has not terminated any rights granted by a Third Party to Amgen or its Affiliates that are further granted to CytomX hereunder;

(d)To Amgen’s knowledge, no Third Party has made any claim or allegation to Amgen or its Affiliates in writing that a Third Party has any right or interest in or to the Amgen Patents; and

(e)To Amgen’s knowledge, no claim or action has been brought or, to threatened in writing by any Third Party alleging that (i) the Amgen Patents owned by Amgen are invalid or unenforceable or (ii) use of the Amgen IP owned by Amgen infringes or misappropriates or would infringe or misappropriate any right of any Third Party, and no Amgen Patent owned by Amgen is the subject of any interference, opposition, cancellation or other protest proceeding.  Amgen has not received any written notice from any Third Party asserting or alleging that the development, manufacture, use or sale of any Product infringes the rights of such Third Party in the Territory;

(f)To Amgen’s knowledge, there are no pending actions, claims, investigations, suits or proceedings against Amgen or its Affiliates, at law or in equity, or before or by any Regulatory Authority, and neither Amgen nor any of its Affiliates has received any written notice regarding any pending or threatened actions, claims, investigations, suits or proceedings against Amgen or such Affiliate, at law or in equity, or before or by any Regulatory Authority, in either case with respect to the Amgen IP and that would reasonably be expected to have a material adverse effect on CytomX’s rights under this Agreement;

(g)To Amgen’s knowledge, no Third Party, including any current or former employee or consultant of Amgen, is infringing or misappropriating or has infringed or misappropriated the Amgen and that would reasonably be expected to have a material adverse effect on CytomX’s rights under this Agreement; and

(h)[***].

Section 9.4   Mutual Covenants.

(a)Employees, Consultants and Contractors.  Each Party covenants that it has obtained or will obtain written agreements from each of its employees, consultants and contractors who perform research or development activities pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign inventions in a manner consistent with the provisions of this Agreement.

(b)Debarment.  Each Party represents, warrants and covenants to the other Party that it is not debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings under the U.S. Food, Drug and Cosmetic Act or comparable Laws in any country or jurisdiction other than the U.S. and, to its knowledge, does not, and will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates or Sublicensees, the services of any person who is debarred, excluded, disqualified, or the subject of disbarment, exclusion or disqualification proceedings in connection with activities relating to any Product.  In the event that either Party becomes aware of the debarment, exclusion or disqualification or threatened debarment, exclusion or disqualification of any person providing services to such Party, directly or indirectly, including through Affiliates or Sublicensees, which directly or indirectly relate to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

(c)Compliance.

(i)Each Party agrees, on behalf of itself and its officers, directors, employees, Affiliates and agents, that, in connection with the matters that are the subject of this Agreement, and the performance of its obligations hereunder:

(a)

It will comply with the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable Law relating to or concerning public or commercial bribery or corruption (collectively, “Anti-Bribery and Anti-Corruption Laws”) and its applicable anti-corruption policies (“Anti-Corruption Policies”), and will not take any action that will cause the other Party or its Affiliates to be in violation of any such laws or policies.

(b)

It will not, directly or indirectly, pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give or authorize the giving of anything of value to any Public Official or Entity for the purpose of influencing the acts of such Public Official or Entity to induce them to use their influence with any Governmental Authority, or obtaining or retaining business or any improper advantage in connection with this Agreement, or that would otherwise violate any Anti-Bribery and Anti-Corruption Laws or Anti-Corruption Policies.

(c)

It will not directly or indirectly solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Bribery and Anti-Corruption Laws or the Anti-Corruption Policies.

(ii)Each Party, on behalf of itself and its officers, directors, employees, Affiliates, agents and Representatives, represents and warrants to the other Party that, in connection with the matters that are the subject of this Agreement, and the performance by each Party of its obligations hereunder:

(a)

To its knowledge, as of the Effective Date, it and its Affiliates have not committed any Material Anti-Corruption Law Violation, other than, in the case of Amgen, the mis-promotion activities preceding the Corporate Integrity Agreement, entered into between Amgen and the Office of the Inspector General of the Department of Health and Human Services in December 2012.

(b)	To its knowledge, none of its contracts, licenses or other assets that are the subject of this Agreement were procured in violation of the Anti-Bribery and Anti-Corruption Laws.

(iii)Each Party will keep and maintain accurate books, accounts, invoices and reasonably detailed records in connection with the performance of its obligations under, and payments made in connection with, this Agreement, including all records required to establish compliance with the provisions of this Section 9.4(c), until the later of (a) [***] years after the end of the period to which such books and records pertain or (b) the [***].

(iv)If a Party becomes aware that any of its officers, directors or employees becomes during the Term a Public Official or Entity in a position to take or influence official action for or against a Party in connection with the performance of its obligations under this Agreement, that Party will promptly notify the other Party.  A Party shall notify the other Party upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its representatives that any of them is the target of a formal investigation by a Governmental Authority for a Material Anti-Corruption Law Violation in connection, in either case in connection with this Agreement.

(v)If either Party requests that any other Party complete a compliance certification certifying compliance with this Section 9.4(c), which request shall occur no more than [***] per [***], such other Party shall promptly complete and deliver such compliance certification truthfully and accurately.  If either Party requests, in connection with a Corporate Integrity Agreement or similar arrangement with a Governmental Authority, that any other Party complete a compliance certification certifying adherence to and compliance with such other Party’s code of conduct and compliance program with respect to such other Party’s activities under this Agreement, which request shall occur no more than [***] per [***], such other Party shall cooperate with the first Party to promptly complete and deliver such compliance certification truthfully and accurately, and should there be reasonable additional requests of such other Party as a result of a Corporate Integrity Agreement or similar arrangement with a Governmental Authority of the requesting Party, such other Party shall comply with such requests.

(vi)In the event that a Party has a good faith reason to believe that the other Party may be in breach or violation of any representation, warranty or undertaking in this Section 9.4(c), such Party shall have the right to conduct an examination and audit of relevant books and records of the other Party and, during the pendency of such examination, to suspend any obligations on the part of such Party to the other Party. In the event that a Party becomes aware, whether or not through audit, that the other Party is in breach of or in violation of any representation, warranty or undertaking in this Section 9.4(c), then that Party shall have the right to take such steps as are reasonably necessary in order to avoid a violation or continuing violation of the Anti-Bribery and Anti-Corruption Laws, including by requesting such additional representations, warranties, undertakings and other provisions including a further audit as it believes in good faith are reasonably necessary.

Section 9.5   Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 9, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF PATENT CLAIMS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY EITHER PARTY THAT EITHER PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENT RIGHTS, OR THAT ANY PATENT RIGHTS WILL ISSUE BASED ON A PENDING APPLICATION.  WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT THE PRODUCTS WILL BE SUCCESSFUL, IN WHOLE OR IN PART.

Article 10.  INDEMNIFICATION

Section 10.1   Indemnity.

10.1.1By CytomX.  CytomX agrees to defend Amgen, its Affiliates, and each of their respective directors, officers, employees and agents (the “Amgen Indemnified Parties”), at CytomX’s cost and expense, and will indemnify and hold Amgen and the other Amgen Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including reasonable legal fees and expenses) (collectively, “Losses”) to the extent resulting from any claims, actions, suits or proceedings brought by a Third Party (including product liability claims) (a “Third Party Claim”) arising out of (a) the gross negligence or willful misconduct of CytomX, its Affiliates or their respective Sublicensees in connection with its activities under this Agreement; (b) except as set forth in clause (c), the material breach of this Agreement or the representations, warranties and covenants made hereunder by CytomX; (c) [***] of [***], the [***] or the [***] and [***]; or (d) the research, development, manufacture or other Exploitation of any Product by or on behalf of CytomX, its Affiliates, or their respective Sublicensees (including from product liability and intellectual property infringement claims); except, in each case, to the extent such Losses result from clause (a), (b), or (c) of Section 10.1.2.

10.1.2By Amgen.  Amgen agrees to defend CytomX, its Affiliates and their respective directors, officers, employees and agents (the “CytomX Indemnified Parties”), at Amgen’s cost and expense, and will indemnify and hold CytomX and the other CytomX Indemnified Parties harmless from and against any Losses to the extent resulting from any Third Party Claims arising out of (a) the gross negligence or willful misconduct of Amgen, its Affiliates, or their respective Sublicensees in connection with its activities under this Agreement; (b) the material breach of this Agreement or the representations, warranties and covenants made hereunder by Amgen; or (c) the research, development, manufacture or other Exploitation of any Product by or on behalf of Amgen, its Affiliates, or their respective Sublicensees (including from product liability and intellectual property infringement claims); except, in each case, to the extent such Losses result from clause (a), (b), (c) or (d) of Section 10.1.1.

10.1.3Procedure.  The foregoing indemnity obligations shall be conditioned upon (x) the indemnified Party (“Indemnitee”) promptly notifying the indemnifying Party (“Indemnitor”) in writing of the assertion or the commencement of the relevant Third Party Claim (provided, however, that any failure or delay to notify shall not excuse any obligation of the Indemnitor, except to the extent the Indemnitor is actually prejudiced thereby), (y) the Indemnitee granting the Indemnitor sole management and control, at the Indemnitor’s sole expense, of the defense of such Third Party Claim and its settlement (provided, however, that the Indemnitor shall not settle any such Third Party Claim without the prior written consent of the Indemnitee if such settlement does not include a complete release from liability or if such settlement would involve the Indemnitee undertaking an obligation (including the payment of money by the Indemnitee), would bind or impair the Indemnitee, or includes any admission of wrongdoing by the Indemnitee or that any intellectual property or proprietary right of Indemnitee or this Agreement is invalid, narrowed in scope or unenforceable, and (z) the Indemnitee reasonably cooperating with the Indemnitor (at the Indemnitee’s expense).  The Indemnitee shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification.  Notwithstanding the foregoing, the Indemnitee will have the right to employ separate counsel at the Indemnitor’s expense and to control its own defense of the applicable Third Party Claim if: (i) there are or may be legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor or (ii) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnitor that would make such separate representation advisable; provided that in no event will the Indemnitor be required to pay fees and expenses under this sentence for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions.  In such event, the Indemnitee shall not settle or compromise such Third Party claim without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed.

Article 11.  limitations of liability

Section 11.1   LIMITATION OF DAMAGES.  IN NO EVENT SHALL A PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY FOR ANY PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, LOST PROFITS, OR LOST SAVINGS) HOWEVER CAUSED AND UNDER ANY THEORY, EVEN IF IT HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH IN THIS SECTION 11.1 SHALL NOT APPLY WITH RESPECT TO ANY BREACH OF ARTICLE 12.  NOTHING IN THIS SECTION 11.1 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER THIS ARTICLE 11 WITH RESPECT TO ANY DAMAGES PAID TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM.

Section 11.2   Insurance.  Each of the Parties will, at their own respective expense  procure and maintain during the Term, insurance policies adequate to cover their obligations hereunder and consistent with the normal business practices of prudent biopharmaceutical companies of similar size and scope (or reasonable self-insurance sufficient to provide materially the same level and type of protection).  Such insurance will not create a limit to either Party’s liability hereunder.

Article 12.  CONFIDENTIALITY

Section 12.1   Confidential Information.

12.1.1Confidential Information.  Each Party (the “Receiving Party”) may receive during the course and conduct of activities under this Agreement, certain proprietary or confidential information of the other Party (the “Disclosing Party”) as furnished to the Receiving Party by or on behalf of the Disclosing Party.  The term “Confidential Information” means all ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by Disclosing Party or at the request of Receiving Party, including any of the foregoing of Affiliates or Third Parties.

12.1.2Restrictions.  During the Term and for [***] years thereafter, Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care).  Receiving Party will not use Disclosing Party’s Confidential Information except in connection with the performance of its obligations and exercise of its rights under this Agreement.  Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to Receiving Party’s Affiliates and their employees, subcontractors, consultants or agents who have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are bound by restrictions on use and disclosure consistent with this Section 12.1.2.  Receiving Party will use diligent efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Section 12.1.2. Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

12.1.3Exceptions.  Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that Receiving Party can demonstrate that the Disclosing Party’s Confidential Information:  (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure; (b) is or becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; (c) is obtained by Receiving Party or any of its Affiliates from a Third Party not known by the Receiving Party after due inquiry to be under an obligation of confidentiality; (d) has been independently discovered or developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records; or (e) was released from the restrictions set forth in this Agreement by express prior written consent of the Disclosing Party.

12.1.4Permitted Disclosures.  Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a)

in order to comply with applicable Law (including any securities law or regulation or the rules of a securities exchange or as a requirement in filing for an International Nonproprietary Name (INN) or the like) or with a legal or administrative proceeding, or in connection with prosecuting or defending litigation;

(b)

in connection with prosecuting and defending litigation, Marketing Approvals and other Regulatory Filings and communications, and filing, prosecuting and enforcing Patent Rights in connection with Receiving Party’s rights and obligations pursuant to this Agreement; and

(c)

in connection with exercising its rights hereunder, to its Affiliates, potential and future collaborators (including Sublicensees) or independent contractors; permitted acquirers or assignees; and investment bankers, investors and lenders;

provided, however, that (1) with respect to Sections 12.1.4(a) or 12.1.4(b), where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed; and (2) with respect to Section 12.1.4(c), (A) each of those named people and entities are bound by restrictions on use and disclosure consistent with Section 12.1.2 (other than investment bankers, investors and lenders, which must be bound prior to disclosure by commercially reasonable obligations of confidentiality) and (B) financial terms shall not be disclosed to any such potential acquirer or investor if it has a competing product to any Product.

Section 12.2   Terms of this Agreement; Publicity.

12.2.1Restrictions.  The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 12.1.4.  Except as required by Law or as permitted under Section 12.1.4, each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed (or as such consent may need to be obtained in accordance with Section 12.3.3).  Notwithstanding the foregoing, a press release in the form attached hereto as Exhibit G shall be issued by the Parties on or as promptly as practicable after the Effective Date.

12.2.2Review.  Subject to Section 12.1.4, in the event either Party (the “Issuing Party”) desires to issue a press release (other than as set forth on Exhibit G) or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, the Issuing Party will provide the other Party (the “Reviewing Party”) with a copy of the proposed press release or public statement (the “Release”).  The Issuing Party will specify with each such Release, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the Receiving Party may provide any comments on such Release (but in no event less than [***] days). If the Reviewing Party provides any comments, the Parties will consult on such Release and work in good faith to prepare a mutually acceptable Release. Either Party may subsequently publicly disclose any information previously contained in any Release, provided that the other Party provided its written consent hereto as stated in Section 12.2.1.  For the avoidance of doubt (and notwithstanding anything contained in this Agreement to the contrary), (a) CytomX, in its sole discretion, may make disclosures relating to the development or commercialization of a CytomX Product, including the results of research and any clinical trial conducted by CytomX or any health or safety matter related to a CytomX Product, and (b) Amgen, in its sole discretion, may make disclosures relating to the development or commercialization of an Amgen Product.  Either Party, subject to the other Party’s written consent, not to be unreasonably withheld, delayed or conditioned, may make disclosures relating to the development or commercialization of an EGFR Product, including the results of research and any clinical trial conducted by the Parties or any health or safety matter related to an EGFR Product; provided, however, that from and after the EGFR Cohort Expansion Study Completion Date, Amgen shall be entitled to direct the disclosure strategy with respect to EGFR Products and may make any such disclosure prior to disclosure by CytomX.

Section 12.3   Publication.  CytomX will have the sole right to publish and make scientific presentations with respect to CytomX Platform Technology and CytomX Products, and to issue press releases (except with respect to the terms of this Agreement, which is governed by Section 12.2) make other public disclosures regarding any such CytomX Platform Technology and CytomX Products, and Amgen will not do so without CytomX’s prior written consent, except as required by Law; provided, however, that any publication or presentation to be made by CytomX that names Amgen will require the prior written consent of Amgen.  Amgen will have the sole right to publish and make scientific presentations with respect to Amgen Products or EGFR Products, and to issue press releases (except with respect to the terms of this Agreement, which is governed by Section 12.2) or make other public disclosures regarding any such Amgen Products or EGFR Products, and CytomX will not do so without Amgen’s prior written consent, except as required by Law or in connection with any research or clinical trial conducted by CytomX prior to the EGFR Cohort Expansion Study Completion Date; provided, however, that any publication or presentation to be made by Amgen that names CytomX will require the prior written consent of CytomX and vice versa.  The Party that is entitled hereunder to make a publication or presentation (the “Publishing Party”) will deliver to the other Party (the “Non-Publishing Party”) a copy of any proposed written publication or outline of presentation to be made by the Publishing Party in advance of submission for publication or presentation at least [***] days in advance of submission (or, where a copy of such publication or presentation is not available at such time, a draft or outline of such publication or a description of such presentation), and the Non-Publishing Party will have the right to: (a) require a delay in submission of not more than [***] days to enable patent applications protecting any product; and (b) prohibit disclosure of any of its Confidential Information in any such proposed publication or presentation.  If there is any dispute between the Parties with regard to a proposed publication, presentation or other communication regarding this Agreement, such dispute shall be referred to the JSC for resolution.  Each Party agrees that it will not unreasonably withhold, condition or delay its consent to requests for (i) extensions of the above timelines in the event that material late-breaking clinical data becomes available or (ii) shortening of the above timelines if the requesting Party has a good faith belief that circumstances warrant such acceleration.  The Parties acknowledge and agree that all publications and presentations pursuant to this Section 12.3 shall comply with the International Committee of Medical Journal Editors (ICMJE) Recommendations for the Conduct, Reporting, Editing, and

Publication of Scholarly Work in Medical Journals.  Notwithstanding anything to the contrary in this Section 12.3  , the Parties acknowledge and agree that the abstract of CytomX’s planned poster presentation entitled “[***]” has been reviewed by Amgen and shall not be further subject to the approval procedures under this Section 12.3, and the poster presentation itself (the “EGFR Poster”) shall be subject to the approval procedures in the last two (2) sentences of this Section 12.3.  CytomX shall deliver to Amgen a copy of the proposed EGFR Poster [***] days in advance of CytomX’s public presentation of such EGFR Poster, and Amgen shall have the right to provide comments with respect to such EGFR Poster within [***] days of such [***] period.  CytomX will consider such comments in good faith, provided that CytomX shall have the final decision right with respect to such EGFR Poster, subject to Section 14.7.

Section 12.4   Relationship to the Confidentiality Agreement.  This Agreement supersedes the Confidential Disclosure Agreement; provided, however, that all “Confidential Information” disclosed or received by the Parties thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement.

Section 12.5   Attorney-Client Privilege.  Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the applicable Law of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections.  The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles but are not obligated to do so.

Article 13.  TERM & TERMINATION

Section 13.1   Term.  The term of this Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 13, shall continue in full force and effect, on a Collaboration Target-by-Collaboration Target basis, until expiration of the last-to-expire Royalty Term with respect to all Products directed against such Collaboration Target (the “Term”).  On a country-by-country and Product-by- Product basis, the licenses granted under this Agreement to Exploit all Products directed against a terminated Collaboration Target shall be fully paid-up, irrevocable and non-exclusive upon the expiration of the Royalty Term in each country with respect to each such Product.

Section 13.2   Termination by CytomX.

13.2.1Amgen Breach.  CytomX will have the right to terminate this Agreement in the event of any material breach by Amgen of any terms and conditions of this Agreement; provided, however, that such termination will not be effective if such breach has been cured within [***] days after written notice thereof is given by CytomX to Amgen specifying the nature of the alleged breach; provided further, however, if such breach is not reasonably subject to cure within [***] days after receipt of written notice thereof, then Amgen shall have an additional [***] days to effect such cure provided that Amgen is undertaking Commercially Reasonable Efforts to cure such breach during such additional [***] day period and shall have provided to CytomX a written plan intended to cure such breach within such additional period.  Notwithstanding the foregoing in this Section 13.2.1, in the event of a good faith dispute as to whether a material breach by Amgen has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount.

13.2.2Discretionary Termination.  CytomX, in its sole discretion, may terminate this Agreement at any time after the [***] with respect to the CytomX Target and CytomX Products, and the rights and obligations thereunder, upon delivery of (a) at least [***] days’ prior written notice to Amgen [***] and (b) at least [***] days’ prior written notice to Amgen [***].

Section 13.3   Termination by Amgen.

13.3.1CytomX Breach.  Amgen will have the right to terminate this Agreement in the event of any material breach by CytomX of any terms and conditions of this Agreement; provided, however, that such termination will not be effective if such breach has been cured within [***] days after written notice thereof is given by Amgen to CytomX specifying the nature of the alleged breach; provided further, however, if such breach is not reasonably subject to cure within [***] days after receipt of written notice thereof, then CytomX shall have an additional [***] days to effect such cure provided CytomX is undertaking [***] to cure such breach during such additional [***] day period and shall have provided to Amgen a written plan intended to cure such breach within such additional period.  Notwithstanding the foregoing in this Section 13.3.1, in the event of a good faith dispute as to whether a material breach by CytomX has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement; provided, however, if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amount.

13.3.2Discretionary Termination.  Amgen, in its sole discretion, may terminate this Agreement at any time after [***] with respect to an Amgen Target and Amgen Products directed against such Amgen Target and [***], and with respect to the EGFR Target and the EGFR Products, and the respective rights and obligations thereunder, upon delivery of (a) at least [***] days’ prior written notice to CytomX [***] and (b) at least [***] days’ prior written notice to CytomX [***].

Section 13.4   Effects of Termination.  Upon termination by a Party, as applicable, under Section 13.2 or Section 13.3 (or, to the extent this Agreement is terminated solely with respect to a particular Collaboration Target, then the remainder of this Section 13.4 shall only apply to the terminated Collaboration Target), the following shall apply except as provided in Section 13.5:

13.4.1Ongoing Clinical Studies.  The Termination Party will responsibly wind-down, in accordance with accepted biopharmaceutical industry norms and ethical practices, any on-going clinical studies for which it has responsibility hereunder in which patient dosing has commenced, and [***].

13.4.2Termination of Licenses and Sublicense.  All relevant licenses and sublicenses granted under Article 4, as of the effective date of such termination, shall terminate automatically unless otherwise agreed by the Parties.

13.4.3Destruction of Confidential Information.  Each Party that has Confidential Information of the other Party received by such Party shall destroy (at such Party’s written request) all such Confidential Information in its possession as of the effective date of expiration or termination (with the exception of one copy of such Confidential Information, which may be retained by the legal department of the Party that received such Confidential Information to confirm compliance with the non‑use and non‑disclosure provisions of this Agreement), and any Confidential Information of the other Party contained in its laboratory notebooks or databases, provided that each Party may retain and continue to use such Confidential Information of the other Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement.  Notwithstanding the foregoing, a Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received Confidential Information under this Agreement.

Section 13.5   Effect of Termination With Respect to EGFR Target and EGFR Products.    Upon termination by a Party, as applicable, under Section 13.2 or Section 13.3 of this Agreement in its entirety or solely with respect to the EGFR Target and EGFR Products (an “EGFR Termination”), all rights and licenses granted to Amgen under Article 4 shall terminate with respect to the EGFR Target and EGFR Products and CytomX’s exclusivity obligations under Section 3.4.1 with respect to the EGFR Target shall terminate.  In addition, within [***] days after notice of an EGFR Termination is delivered by a Party pursuant to Section 13.2 or Section 13.3, CytomX may request to Amgen in writing that the Parties work in good faith to agree upon a transition plan to coordinate their obligations under this Section 13.5 in an efficient manner, in which case the following shall apply to the extent applicable, in each case [***]:

(a)

To the extent that [***] or its Affiliates [***] for [***], at [***] request [***] and its Affiliates’ [***] and [***] be [***] and/or [***].  At [***] request, [***], to the extent [***] and [***] as of the [***] and are [***] by [***], and [***] and its Affiliates’ [***] be [***].  At [***] request, [***] or its Affiliates and [***] that are [***], and all of [***] and its Affiliates’ [***], shall [***] be [***] or [***] and [***] to [***] or [***], to the [***] to the [***] (and for [***] that [***] shall [***] with [***] to provide to [***] the [***]).  Notwithstanding anything in this Agreement to the contrary, [***] to [***] to [***] or [***] any [***] or [***] or [***] with [***] that is [***] to [***] the [***] to [***] of [***] and [***] to [***] as such [***] as of the [***] of the [***]; provided, however, that [***] may [***] in the [***] or [***] of [***] including, for example, [***] to a [***] instead of [***].

(b)	[***] or [***] that were [***] to the [***] of [***] shall [***] and [***]; but (except as otherwise expressly provided herein) [***] on [***] the [***] of such [***].
(c)

At [***] request, should [***] or its Affiliates [***] of any [***] for [***] or [***] shall [***] and [***] shall [***] the [***] (but [***]) to [***] from [***].  Furthermore, if [***] or its Affiliate is [***], the [***] the [***] for [***] or its Affiliates [***] to [***] and [***] to [***] or its Affiliates [***] the [***] for a [***] of [***].

(d)

At [***] request, [***] shall [***] (or, if applicable, [***]) [***] of [***] (and [***]) [***] and [***] and [***] or [***] that is [***] to [***] in the [***] and used by [***] or any of its Affiliates in the [***] of [***] to the [***].  For clarity, [***] with (a) [***] and [***] of [***], and (b) [***].

(e)

At [***] request, upon the [***] of the [***] shall [***] to [***] an [***], with the [***], under the [***] (including [***] in the [***]) that is [***] or any of its Affiliates as of the [***] of such [***] and [***] by [***] in the [***] and [***] of

[***] to [***] (“[***]”) in [***].  [***] of [***] of [***] and [***] to [***] the [***] of [***] of [***].  To the extent the [***] shall [***] to [***] on a [***] at a [***] that is: (i) if [***] after such [***] but before [***] of the [***] set forth in Section [***] or (ii) if the [***] the [***] of the [***] set forth in Section 7[***].  The [***] in such [***] and any other [***] of this Agreement that are [***] to this Section 13.5(e) shall apply, to the extent applicable, [***], subject only to [***] the [***] to the [***] shall be [***].

(f)	Without limiting the foregoing, at [***] and to the [***] pursuant to [***] shall [***] and its Affiliates [***] and shall [***] to [***] to be [***] any such [***] by any of [***].
(g)	At [***] request, [***] and other [***] or [***] in the [***] of [***] and its Affiliates [***] the date of [***] (to the extent then existing).
(h)	The [***] to [***] and [***] required in this Section 13.5 [***] the [***] of such [***]; provided, however, that [***] under this Section 13.5 [***] than [***] following the [***] of the [***].

Section 13.6   Survival.  In addition to the expiration or termination consequences set forth in Section 13.4, the following provisions will survive termination or expiration of this Agreement: Articles 1, 10, 11 and 14, Section 7.3 (with respect to costs incurred or sales made before such expiration or termination), Section 7.4 (with respect to a milestone reached prior to such expiration or termination), Section 7.5 (with respect to sales made before such expiration or termination), Sections 7.6 through 7.11 inclusive (with respect to periods with sales of Products made before such expiration or termination), Section 8.1, Sections 8.4 through 8.6 (with respect to any action initiated prior to such expiration or termination), Sections 9.5, 12.1, 12.2, 12.3 (with respect to any paper or presentation proposed, or any paper or presentation including data or results of clinical studies conducted, prior to such expiration or termination), 12.4, 12.5 (solely the first sentence) and 13.5.  Termination or expiration of this Agreement are neither Party’s exclusive remedy and will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.  All other rights and obligations will terminate upon termination or expiration of this Agreement.

Article 14.  MISCELLANEOUS

Section 14.1   Entire Agreement; Amendment.  This Agreement, the UCSB Sublicense Agreement and the Share Purchase Agreement, and all Exhibits attached hereto or thereto, constitute the entire agreement between the Parties as to the subject matter hereof.  All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement, including the Confidential Disclosure Agreement, are hereby superseded and merged into, extinguished by and completely expressed by this Agreement.  Neither of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement.  No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by Amgen and CytomX.

Section 14.2   Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section

365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

Section 14.3   Independent Contractors.  The relationship between Amgen and CytomX created by this Agreement is solely that of independent contractors.  This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties, including for all tax purposes.  No such Party is a legal representative of the other Party, and no such Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.  Each such Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

Section 14.4   Governing Law; Jurisdiction.  This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws, except as to any issue which depends upon the validity, scope or enforceability of any Amgen Patent, CytomX Patent or Collaboration Patent, which issue shall be determined in accordance with the laws of the country in which such patent was issued.  Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York located in the City of New York for any matter arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts.  Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York located in the City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum.  The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law.  Any proceeding brought by either Party under this Agreement shall be exclusively conducted in the English language.

Section 14.5   Notice.  Any notice required or permitted to be given by this Agreement shall be in writing, in English.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered, or certified mail, or (c) delivered by facsimile followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 14.5, in each case, addressed as set forth below unless changed by notice so given:

If to CytomX:CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

Attn: [***]

with a copy (which shall not constitute notice) to:

[***]

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

If to Amgen:Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320

United States

Attn:  [***]

with a copy (which shall not constitute notice) to:

One Amgen Center Drive

Thousand Oaks, CA 91320

United States

Attn:  [***]

Any such notice shall be deemed given on the date received, except any notice received after 5:00 p.m. (in the time zone of the receiving Party) on a business day or received on a non-business day shall be deemed to have been received on the next business day.  A Party may add, delete, or change the Person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 14.5.

Section 14.6   Compliance With Law; Severability.  Nothing in this Agreement shall be construed to require the commission of any act contrary to Law.  If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 14.7   Non-Use of Names.  CytomX shall not use the name, trademark, logo, or physical likeness of Amgen or any of its respective officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Amgen’s prior written consent. CytomX shall require its Affiliates to comply with the foregoing.  Amgen shall not use the name, trademark, logo, or physical likeness of CytomX or any of its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without CytomX’s prior written consent.  Amgen shall require its Affiliates and Sublicensees to comply with the foregoing.

Section 14.8   Successors and Assigns.  Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed except that either Party shall be free to assign this Agreement (a) to an Affiliate of such Party (for so long as such Affiliate remains an Affiliate) provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate, or (b) in connection with any sale of all or substantially all of the assets of the Party that relate to this Agreement to a Third Party, whether by merger, consolidation, divestiture, restructure, sale of stock, sale of assets or otherwise (a  “Sale Transaction”), provided that the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by all obligations of the assigning Party under this Agreement, and provided, further, that if any such assignment by a Paying Party would result in withholding or other similar taxes becoming due on payments to a non-Paying Party under this Agreement (which withholding or other similar taxes would not have been due if the assignment did not occur), then any such assignment will require prior written consent absent an express agreement by the Paying Party or the assignee to pay or reimburse the non-Paying Party for any increase in such taxes resulting from such assignment that are not deductible or creditable by the non-Paying Party under applicable Law, such consent not to be unreasonably withheld, delayed or conditioned.   A copy of such written agreement by such assignee shall be provided to the non-assigning Party within [***] days of execution of such written agreement. CytomX shall not assign or otherwise transfer to any Third Party ownership (or equivalent rights) of any CytomX Patents existing as of the Effective Date or during the Term, unless the party to which such CytomX Patent is assigned or otherwise transferred expressly agrees in writing to assume and be bound by all relevant terms and conditions applicable to CytomX and such CytomX Patent under this Agreement.  This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto.  Any attempted assignment of this Agreement in contravention of this Section 13.8 shall be null and void.

Section 14.9   Sale Transaction or Amgen Acquisition.  In the event of (x) a Sale Transaction involving Amgen, or (y) the acquisition by Amgen of all or substantially all of the business of a Third Party (together with any entities that were Affiliates of such Third Party immediately prior to such acquisition, an “Amgen Acquiree”), whether by merger, sale of stock, sale of assets or otherwise (an “Amgen Acquisition”), intellectual property rights of the acquiring party in a Sale Transaction, if other than one of the Parties to this Agreement (together with any entities that were affiliates of such Third Party immediately prior to such Sale Transaction, a “Third Party Acquirer”), or the Amgen Acquiree, as applicable, shall not be included in the Patent Rights or Know-How licensed hereunder by Amgen to CytomX or otherwise subject to this Agreement.

Section 14.10   Sale Transaction or CytomX Acquisition.  In the event of (x) a Sale Transaction involving CytomX, or (y) the acquisition by CytomX of all or substantially all of the business of a Third Party (together with any entities that were Affiliates of such Third Party immediately prior to such acquisition, a “CytomX Acquiree”), whether by merger, sale of stock, sale of assets or otherwise (a “CytomX Acquisition”), intellectual property rights of the Third Party Acquirer in a Sale Transaction, or the CytomX Acquiree, as applicable, shall not be included in the Patent Rights or Know-How licensed hereunder by CytomX to Amgen, or otherwise subject to this Agreement.

Section 14.11   Waivers.  A Party’s consent to or waiver, express or implied, of any other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party.  A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition.  A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

Section 14.12   Rights upon [***] of [***].  [***] shall give [***] written notice no less than [***] days prior to the [***].  Upon such notice, if such [***] shall have the right, with respect to [***]

(but [***]), to (a) [***], in an [***] or [***] of the [***] and [***] as contemplated herein [***] to [***] with respect to [***] and [***], as well as [***] and [***], upon written notice by [***], and (b) [***] (following [***] of such [***] and upon written notice from [***]) from [***] or in part in the [***] or any other [***] or [***] with respect to the [***] and [***], and [***] and [***].  For clarity, [***] shall at all times [***] the [***] to [***] in the [***] and [***] or [***], and to [***] and have all [***] as contemplated herein, [***] to the [***] and [***].

Section 14.13   No Third Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the provisions of Article 10 (with respect to which the persons to which Article 10 applies shall be Third Party beneficiaries for Article 10 only in accordance with the terms and conditions of Article 10).

Section 14.14   Headings; Exhibits; Appendices.  Article and Section headings used herein are for convenient reference only, and are not a part of this Agreement. All Exhibits are incorporated herein by this reference.

Section 14.15   Interpretation.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.  The term “including” as used herein means including, without limiting the generality of any description preceding such term. The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “herein”, “hereof” and “hereunder” and words of similar import will be construed to refer to this Agreement in its entirety and not to any particular provision hereof.  All references to a “business day” or “business days” in this Agreement means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in the State of California.  The language in all parts of this Agreement shall be deemed to be the language mutually chosen by the Parties.  The Parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof.

Section 14.16   Counterparts Electronic or Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AMGEN INC.

By:

Name: [***]

Title: [***]

CYTOMX THERAPEUTICS, INC.

By:

Name: [***]

Title: [***]

[Signature Page to Collaboration and License Agreement]

Exhibit A

Amgen Patents

[***]

Exhibit B-1

CytomX Patents

[***]

Exhibit B-2

Tools

[***]

Exhibit C-1

EGFR Initial Development Plan

[***]

Exhibit C-2

Initial Preclinical Development Plan

[***]

Exhibit D

CytomX Third Party Subcontractors

[***]

Exhibit E

EGFR Product U.S. Profit Share

1.	Defined Terms
1.1

“Clinical Supply Costs” means with respect to an EGFR Product, [***] for such [***] of the [***] of [***] as [***] in [***] with [***].  For clarity, (a)  [***] for [***] is [***] the [***] on [***] and [***] an [***], and (b) in the event that [***] a [***] to [***] any [***] with respect to [***] for such [***] will be the [***] such [***] for such [***] the [***] to [***] or [***] to [***] with respect to, [***] from such [***] for [***] such as [***] drugs for which [***] for use in [***].

1.2	“Costs” means [***] and [***] and [***] the [***] of [***].
1.3

“Commercialize” means [***] and [***] to [***] and [***] for [***], including for the [***] of [***], to [***] to [***] (including [***] and [***] and [***] and [***] as well as [***] and [***] including [***]), [***], and/or [***] and/or [***] other [***], including in [***] of any of the foregoing (including [***] and [***]), and “Commercialization” shall have the correlative meaning with respect to such activities; provided, however, that [***] shall [***] and [***] and [***] (including [***] to [***].

1.4	“Commercialization Costs” means [***] and [***] the [***] with [***] the [***]. For the avoidance of doubt, [***] and [***].
1.5

“Development Costs” means [***] and [***] and [***] to [***] of [***] as the [***] (a) [***]; (b) [***]; (c) [***]; and (d) [***]; each only to the extent [***] the [***] from and [***] of the [***].  For clarity, [***] any [***] with [***] any [***] and [***], as well as any [***] or [***] and [***] by [***] or [***] of [***]. For the avoidance of doubt, [***] on a [***] the [***] and shall [***] and [***].

1.6

“Develop” or “Development” means [***] and/or [***] to [***] and [***] of [***] including, without limitation, [***] and [***] and [***] (including [***] and [***] and [***], the [***] and [***] of [***] to [***] and [***] for [***], and [***] to [***]; provided, however, that Development [***] and [***] and [***].  For clarity, Development [***] that [***] or [***] a [***] as a [***], or [***] or [***] (whether [***] is [***] to or [***] of such [***]).

1.7	“Development FTE Costs” means [***] of (a) the [***] with the [***] and after [***] of the [***] by [***] and (b) the [***].
1.8	“EGFR Product Profitability” means the first time at which Net Sales of EGFR Products in the [***] attributable to such EGFR Products during [***].
1.9

“EGFR Profit” means, with respect to EGFR Products during [***], (a) the [***] of such EGFR Products [***] during such [***] plus (b) any [***] to [***] received in such [***] and (c) [***] received in such [***], less (c) [***] to such EGFR Products; provided, however, that for avoidance of doubt, the foregoing can be a negative amount (a “Negative EGFR Profit”).  For the sake of clarity, EGFR Profit shall be determined prior to application of any net income and franchise or similar types of taxes.

1.10	“EGFR Sublicensing Revenues” means [***] or other [***] by [***] or its Affiliates [***] as [***] for the [***] of [***] to [***] with respect to [***], to the [***] to [***] with respect to [***].
1.11

“FTE” means a full-time equivalent person (i.e., one fully-dedicated or multiple partially-dedicated employees aggregating to one full-time employee employed or contracted by Amgen based upon a total of [***] days or [***] hours per year undertaken in connection with the conduct of Development in accordance with the EGFR Global Development Plan, Commercialization, Manufacturing, or other activities, including Medical Affairs Activities, consistent with this Agreement.  Overtime, and work on weekends, holidays and the like shall not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution.

1.12	“FTE Rate” means $[***] per FTE per year (as of the Effective Date).
1.13

“Manufacturing” or “Manufacture” means [***] and [***] to [***] of [***] and [***] and/or [***] of [***] or any [***] or [***] with respect thereto, or any [***] of any of [***] and [***] and [***] and [***], and [***].

1.14

“Manufacturing Costs” means [***] by [***] and [***] the [***] to [***] for [***] the [***].: (a) [***] for [***] such [***] with [***] by [***] and in accordance with [***]; (b) [***] with [***], or other [***] to [***] of [***], and the like; (c) [***] for [***] or [***] the [***].; and (d) [***] to [***] and other [***] for such [***] to the [***] of [***], and [***] for [***] to the [***] in [***].  In the event that [***] to [***] any [***] with respect to [***] of [***] the [***] for such activities will be the [***] such [***] for such activities, [***] the [***] to [***] and to [***] from such [***].

1.15	“Medical Affairs Activities” means [***] regarding, an EGFR Product, including activities of [***] (including [***]), and [***] in support of [***], as well as [***] (and the [***]) provided [***].
1.16

“Medical Affairs Activities Costs” means [***] and [***] the [***] and [***] to [***] with [***].  For the avoidance of doubt, Medical Affairs Activities Costs shall be included in [***] and shall be excluded from [***].

1.17

“Medical Liaison” means those health care professionals employed or engaged by Amgen or any of its Affiliates with appropriate health care experience to engage in in-depth dialogues with physicians regarding medical issues associated with an EGFR Product, and are not sales representatives or otherwise engaged in direct selling or promotion of an EGFR Product.

1.18	“Other Development Expenses” means [***] for [***] or [***] with respect to [***] to the extent [***] the [***].
1.19

“Out-of-Pocket Development Expenses” means [***] or [***] to [***] which are [***] and incurred by [***] and [***] for the Development of EGFR Product(s); provided, however, that [***] in accordance with [***] and shall [***], or [***] to be [***].

1.20

“Program Costs” means, [***] for any [***], the following [***] that [***] and any [***]: (a) [***]; (b) [***]; (c) [***]; and (d) [***] with [***] with respect to [***] and [***]; provided, however, that, in each of clauses (a) – (c) above, such [***] be [***] for [***] only to the extent [***] with [***] or [***] the [***].  The components of [***] in accordance with the applicable definition thereof and the applicable terms of this Agreement.  [***] are not included in [***] and vice-versa.  If any [***] or [***] to [***] than [***], such [***] only be [***] with respect to [***] of [***].

2.	EGFR Product U.S. Profit Share in accordance with Section 7.3.3.
2.1

Allocation of the EGFR Profit. Subject to Section 2.3 of this Exhibit E, Amgen shall account for Program Costs and Development Costs in accordance with its accounting standards.  Amgen shall be entitled to share in [***] of the EGFR Profit and CytomX shall be entitled to share in [***] of the EGFR Profit.  For the avoidance of doubt, in the event CytomX exercises the EGFR Co-Development Option, the provisions of this Exhibit E shall apply to annual Net Sales of EGFR Products in the U.S. in lieu of the royalty provision in Section 7.5.3(c), which for clarity shall still apply to annual Net Sales of EGFR Products in the Territory other than the U.S.

2.2	Allocation of Development Costs. Subject to Section 2.3 of this Exhibit E, Amgen shall pay [***] of Development Costs and CytomX shall pay [***] of Development Costs.
2.3	[***]. [***] obligations under Sections 2.1 and 2.2 of this Exhibit E shall be subject to the following provisions of this Section 2.3 of this Exhibit E:
2.3.1

[***].  If [***] of [***] (a) [***] in any given [***], or (b) [***] of [***] to the [***] of [***] the [***] (the “[***]”), then [***] may elect by [***] days’ prior written notice to [***] to require [***] to [***] of [***] under [***] of [***] that are [***] either [***] the [***] of such [***], if subsection (a) applies, or [***] of [***] the [***], if subsection (b) applies (a “[***]”).  [***] shall have the right to [***] the [***] that [***] of [***] but did not [***] when [***] of [***] by [***] of the [***] (the “[***]”) by [***] the [***] using [***] to the lesser of (i) [***] an [***], or (ii) [***], and [***] from the [***] which [***] would [***] have had [***] the [***] but for the [***] (the [***] to be [***] by application of the [***], the “[***]”), [***] to [***] or [***] to give effect to the [***] set forth in [***], commencing in the [***] following the occurrence of [***]; provided, however, that in no event shall such [***] result in [***] to [***] under any particular [***] of either [***] or [***] being [***] to [***] of the [***] under the relevant [***] or [***], as applicable, in a given [***]. Upon the [***] of [***] right to [***] its [***] of [***].  For clarity, if [***] does [***] shall have no obligation to [***] the [***] or [***].

2.3.2

[***].   If [***] share of the [***] of [***] in any given [***] is [***] (i.e., a [***]) and results in [***] to [***] more than [***] as [***] of [***] pursuant to [***] (the “[***]”), then [***] will have the right to [***] to share [***] of the [***] incurred during the remainder of such [***] (a “[***]”) to the extent such [***] would result in additional [***] of [***] exceeding [***] in such [***].  Commencing in the [***] following [***], [***] shall have the right to [***] that [***] but for the [***] (the “[***]”), without any obligation to [***], out of [***] to [***]; provided, however, that in no event shall such [***] to [***] being reduced to less than [***] of the amounts otherwise [***], as applicable, in a given [***].  Upon the occurrence of [***], [***] to [***] of [***] in accordance with [***].

2.3.3

Limits.  Notwithstanding the foregoing, in no event shall, at any point in time, (a) the [***] exceed in the aggregate [***] and (b) the [***] of the [***] and [***], exceed in the aggregate [***] (the “Overall Limits”).  [***] shall be [***] for [***] all [***] and [***] after the [***].  After the date upon which the Overall Limits are reached, (i) [***] to [***] and [***] after such date, and (ii) [***] on [***] pursuant to [***], until the earlier of the occurrence of [***] or the [***] to [***].

2.3.4

[***].  If [***] a [***] or a [***], [***] thereafter have the right to [***] days’ prior written notice to [***] to [***] or [***] of [***] of [***] or [***] to [***] or [***] of [***], at the time such [***] or [***] would otherwise [***] but for the [***] or [***].  [***] the [***] of such [***] or [***] pursuant to [***] that [***] to [***] and [***], as applicable.  For clarity, the [***] and [***] shall not include [***] that [***] to [***] to this Section 2.3.4 of this Exhibit E when [***] to [***], as applicable.

2.4

Reports and Payments. From and after the exercise by CytomX of the EGFR Co-Development Option, within [***] days after the end of each Calendar Quarter, Amgen shall provide CytomX with a report specifying in reasonable detail Net Sales of EGFR Products in the U.S., as well as EGFR Sublicensing Revenues received and Development Costs and Program Costs incurred by Amgen, in such Calendar Quarter.  Such report will include an allocation of the Development Costs and Program Costs between the Parties in accordance with Sections 2.1 and 2.2 of this Exhibit E and the calculation of EGFR Profit in accordance with Section 2.1 of this Exhibit E, and the amount payable by the applicable Party to the other Party in order to achieve the allocations and profit-sharing contemplated by such Sections (after giving effect to Section 2.3 of this Exhibit E, if applicable).  Based on such report, the Party to whom a payment is owed in order to achieve such allocations and profit-sharing shall issue an invoice to the other Party for the appropriate amount in accordance with Section 7.6 and Section 7.7, and the owing Party shall make the applicable payment within [***] days after receiving such invoice.

2.5	Tax Matters. For the avoidance of doubt, each Party shall be responsible for all income taxes imposed on such Party’s share of the EGFR Profit.

Exhibit F

In-Licensed CytomX Patents

[***]

Exhibit G

Form of Press Release

Amgen and CytomX Therapeutics Announce Strategic Collaboration in immuno-oncology

Companies to Jointly Develop T-Cell Engaging

Bispecific Probody

THOUSAND OAKS, Calif. and SOUTH SAN FRACISCO, Calif. (Oct. 3, 2017) – Amgen (NASDAQ:AMGN) and CytomX Therapeutics, Inc., (NASDAQ:CTMX) today announced that the companies have entered into a strategic collaboration in immuno-oncology. The companies will co-develop a CytomX Probody™ T-cell engaging bispecific against the Epidermal Growth Factor Receptor (EGFR), a highly validated oncology target expressed on multiple human cancer types. Probody T-cell engaging bispecifics are antibody constructs capable of directing cytotoxic T-cells in tumor microenvironments. In preclinical studies, CytomX’s Probody versions of EGFRxCD3 bispecific therapeutics induced tumor regressions and increased the therapeutic window for this high potential cancer target.

“Our collaboration with CytomX leverages Amgen’s development leadership in bispecifics and expands our immuno-oncology capabilities with an additional and complementary bispecific technology,” said Sean E. Harper, M.D., executive vice president of Research and Development at Amgen. “EGFR is a particularly compelling target on which to employ the CytomX Probody platform given its potential to localize activity within tumors while limiting potential toxicity.”

“Probody-based T-cell engaging bispecific antibodies offer significant potential in treating cancers by employing localized therapeutic activity within a tumor,” said Sean McCarthy, D.Phil., president and chief executive officer of CytomX Therapeutics. “Through the collaboration, we are positioned to combine Amgen’s industry-leading expertise in leveraging bispecifics to activate a patient’s immune-system with CytomX’ ability to design potent new therapies that exploit unique conditions in the tumor microenvironment. Development of Probody-based T-cell engaging bispecifics further validates the broad applicability of the Probody platform in addressing unmet needs in oncology.”

Under the terms of the agreement, Amgen and CytomX will co-develop a Probody T-cell engaging bispecific against EGFRxCD3 with CytomX leading early development. Amgen will lead later development and commercialization with global late-stage development costs shared between the two companies. Amgen will make an upfront payment of $40 million and purchase $20 million of CytomX common stock. CytomX will be eligible to receive up to $455 million in development, regulatory and commercial milestones for the EGFR program. Amgen will lead global commercial activities with CytomX able to opt into a profit share in the U.S. and receive tiered, double-digit royalties on net product sales outside of the U.S.

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

Amgen will also receive exclusive worldwide rights to develop and commercialize up to three additional, undisclosed targets. Should Amgen ultimately pursue all of these targets, CytomX will be eligible to receive up to $950 million in additional upfront and milestone payments and high single-digit to mid-double digit royalty payments on any resulting products. CytomX will also receive the rights from Amgen to an undisclosed preclinical T-cell engaging bispecific program; Amgen is eligible to receive milestones and royalty payments on any resulting products from this CytomX program.

Conference Call / Webcast Information

CytomX will host a teleconference today at 5 p.m. ET to discuss the strategic collaboration. Sean McCarthy, D.Phil., president and chief executive officer at CytomX and Debanjan Ray, chief financial officer at CytomX, will lead the teleconference. Interested parties may access the live audio webcast of the teleconference through the Investor and News page of CytomX's website at http://ir.cytomx.com or by dialing (877) 809-6037 and using the passcode 94163867. A replay will be available on the CytomX website or by dialing (855) 859-2056 and using the passcode 94163867.  The replay will be available from October 3, 2017, at 8:00 p.m. ET until October 10, 2017, at 8:00 p.m. ET.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people's lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world's leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

About CytomX Therapeutics

CytomX Therapeutics is a clinical-stage biopharmaceutical company with a deep and differentiated oncology pipeline of investigational Probody™ therapeutics. Probody therapeutics are designed to exploit unique conditions of the tumor microenvironment to more effectively localize antibody binding and activity while limiting activity in healthy tissues. The Company’s pipeline includes proprietary cancer immunotherapies against clinically-validated targets, such as PD-L1, and first-in-class Probody drug conjugates against highly attractive targets, such as CD166 and CD71, which are considered to be inaccessible to conventional antibody drug conjugates due to their presence on healthy tissue. In addition to its wholly owned programs, CytomX has strategic collaborations with AbbVie, Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center and ImmunoGen, Inc. For more information, visit www.cytomx.com or follow us on Twitter.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential efficacy of products and to CytomX’ ability and the ability of its collaborative partners to develop and advance product candidates into and successfully completing clinical trials. The process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties. Collaborations with partners may not result in products, and milestone payments and royalties may not be received. Applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, collaborations, and other risks identified under the heading “Risk Factors” included in CytomX’ Quarterly Report on Form 10-Q filed with the SEC on August 7, 2017. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Amgen Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project.  Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. Even when clinical trials are successful, regulatory authorities may question the sufficiency for approval of the trial endpoints we have selected. We develop product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. Also, we or others could identify safety, side effects or manufacturing problems with our products after they are on the market.

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock.

The scientific information discussed in this news release related to our product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration, and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates.

###

CONTACT: Amgen, Thousand Oaks

Kristen Davis, 805-447-3008 (media)

Kristen Neese, 805-313-8267 (media)

Arvind Sood, 805-447-1060 (investors)

CONTACT: Cytomx Media Contact:

Spectrum

AMGEN AND CYTOMX THERAPEUTICS ANNOUNCE STRATEGIC COLLABORATION IN IMMUNO-ONCOLOGY

Amir Khan

akhan@spectrumscience.com

212-899-9730

CytomX Investor Contact:

Trout Group

Pete Rahmer

prahmer@troutgroup.com

646-378-2973